UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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M&T BANK CORPORATION

(Name of Registrant as Specified In Its Charter)

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M&T BANK CORPORATION
One M&T Plaza
Buffalo, New York 14203
Notice of 2008 Annual Meeting of Stockholders
and
Proxy Statement

M&T BANK CORPORATION
One M&T Plaza
Buffalo, New York 14203
March 6, 2008
Dear Stockholder,
You are cordially invited to attend the 2008 Annual Meeting of Stockholders of M&T Bank Corporation. Our annual meeting will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 15, 2008 at 11:00 a.m.
Stockholders will be asked to elect 20 directors and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2008. Information about the nominees for director and PricewaterhouseCoopers LLP can be found in the attached Proxy Statement.
Whether or not you presently plan to attend the meeting, please indicate your vote by using the enclosed proxy card or by voting by telephone or the Internet. You may withdraw your proxy if you attend the meeting and wish to vote in person.
We urge you to vote for the election of all 20 nominees and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation.
ROBERT G. WILMERS
Chairman of the Board and
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 15, 2008
The Proxy Statement and 2007 Annual Report of M&T Bank Corporation are available at http://ir.mandtbank.com/proxy.cfm.
YOUR VOTE IS IMPORTANT
It is important that your shares be represented and voted at the Annual Meeting of Stockholders. Stockholders whose shares are held in registered form have a choice of using a traditional proxy card or voting by telephone or the Internet, as described on your proxy card. Stockholders or other beneficial owners of shares whose shares are held in the name of a broker, bank or other holder of record must vote using the form of proxy sent by the nominee. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter properly brought before the meeting.
DISCONTINUE DUPLICATE MAILINGS
M&T Bank Corporation currently provides annual reports to stockholders who receive proxy statements. If you are a stockholder of record and have more than one account in your name or at the same address as other stockholders of record, you may authorize M&T Bank Corporation to discontinue mailings of multiple annual reports and proxy statements. To discontinue duplicate mailings, please either mail your request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send your request to Shareholder Relations via electronic mail at ir@mtb.com.

M&T BANK CORPORATION
One M&T Plaza
Buffalo, New York 14203
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	11:00 a.m., local time, on Tuesday, April 15, 2008.

PLACE	One M&T Plaza 10th Floor Buffalo, New York 14203

ITEMS OF BUSINESS	(1) To elect 20 directors for a term of one (1) year and until their successors have been elected and qualified.

(2) To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2008.

(3) To transact such other business as may properly come before the meeting and any adjournments thereof.

RECORD DATE	Holders of the Common Stock of record at 5:00 p.m., Eastern Standard Time, on February 29, 2008 are entitled to vote at the meeting.

VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by proxy by using one of the following methods: mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose, or vote by telephone or the Internet using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Annual Meeting of Stockholders. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter properly brought before the meeting.

March 6, 2008	MARIE KING Corporate Secretary

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M&T BANK CORPORATION
PROXY STATEMENT
INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of M&T Bank Corporation of proxies in the accompanying form for use at the 2008 Annual Meeting of Stockholders or any adjournment or adjournments thereof.
The Annual Meeting of Stockholders of M&T Bank Corporation will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 15, 2008, at 11:00 a.m., local time. M&T Bank Corporation’s mailing address is One M&T Plaza, Buffalo, New York 14203, and its telephone number is (716) 842-5138.
This Proxy Statement and the accompanying form of proxy are first being sent to stockholders of record on or about March 6, 2008. A copy of M&T Bank Corporation’s Annual Report for 2007, including financial statements, has either previously been delivered or accompanies this Proxy Statement, but is not part of the proxy solicitation materials.
VOTING RIGHTS
Stockholders of record at 5:00 p.m., Eastern Standard Time, on February 29, 2008 are entitled to vote at the Annual Meeting. At that time, M&T Bank Corporation had outstanding 110,087,256 shares of common stock, $0.50 par value per share (“Common Stock”). Each share of Common Stock is entitled to one vote. Shares may not be voted at the meeting unless the owner is present or represented by proxy. A stockholder can be represented through the return of a physical proxy or by utilizing the telephone or Internet voting procedures. The telephone and Internet voting procedures are designed to authenticate stockholders by use of a control number and allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. A stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to Marie King, Corporate Secretary, at the address set forth above, or by the vote of the stockholder in person at the Annual Meeting.
Proxies will be voted in accordance with the stockholder’s direction, if any. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption “NOMINEES FOR DIRECTOR” and in favor of ratifying the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2008.
The presence in person or by proxy of the holders of a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the meeting. Broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum. The vote of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors, assuming a quorum is present or represented at the meeting. If, however, a director does not receive a majority of the votes cast (which includes votes to withhold but excludes abstentions), that director would be required to tender his or her resignation to the Board of Directors for consideration in accordance with the bylaws of M&T Bank Corporation.
The vote of a majority of the votes cast at the meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2008. An abstention with respect to the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation will not constitute a vote cast and therefore will not affect the outcome of the vote on the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation.
Broker non-votes will not constitute votes cast for purposes of determining, and therefore will have no effect on, the outcome of the vote for the election of directors, the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation.
PRINCIPAL BENEFICIAL OWNERS OF SHARES
The following table sets forth certain information with respect to all persons or groups known by M&T Bank Corporation to be the beneficial owners of more than 5% of its outstanding Common Stock as of February 29, 2008.

		Amount
		and Nature
		of Beneficial	Percent
Name and address of beneficial owner		Ownership	of class

Allied Irish Banks, p.l.c.	Bankcentre, Ballsbridge Dublin 4, Ireland	26,700,000 (1)	24.25%

Robert G. Wilmers and others:

R.I. REM Investments S.A.	Eskildsen & Eskildsen Calle 50 102 Edifico Universal Planta Baja Panama	4,513,200	4.1%

Interlaken Foundation	2214 Massachusetts Ave., N.W. Washington, D.C. 20008	105,859	less than 1%

St. Simon Charitable Foundation	2214 Massachusetts Ave., N.W. Washington, D.C. 20008	186,559	less than 1%

Roche Foundation	One M&T Plaza, 19th floor Buffalo, NY 14203	78,532	less than 1%

West Ferry Foundation	One M&T Plaza, 19th floor Buffalo, NY 14203	168,218	less than 1%

Elisabeth Roche Wilmers	One M&T Plaza, 19th floor Buffalo, NY 14203	461,273	less than 1%

Robert G. Wilmers	One M&T Plaza, 19th floor Buffalo, NY 14203	4,906,031	4.44%

Group Total		10,419,672 (2)	9.46%

		Amount
		and Nature
		of Beneficial	Percent
Name and address of beneficial owner		Ownership	of class

Berkshire Hathaway Inc.	1440 Kiewit Plaza Omaha, NE 68131	6,708,760 (3)	6.09%

(1)	Allied Irish Banks, p.l.c. (“AIB”) has filed with the U.S. Securities and Exchange Commission (“SEC”) a Schedule 13D reporting that it is the beneficial owner of in excess of 5% of the outstanding shares of Common Stock and that it has sole voting and dispositive power with respect to the indicated shares.

(2)	The members of this group have jointly filed with the SEC a Schedule 13D, as amended, indicating that they constitute a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Each member of the group has indicated in such amended Schedule 13D or otherwise advised M&T Bank Corporation that such member has sole voting and dispositive power with respect to the shares indicated opposite such member’s name in the table.

Robert G. Wilmers, chairman of the board and chief executive officer of M&T Bank Corporation, is the trustee of the West Ferry Foundation, a charitable trust formed by him, and, as trustee, holds sole voting and dispositive power over the shares which it owns. Mr. Wilmers is also the sole director and president of the Roche Foundation, and holds sole voting and dispositive power over the shares owned by it. He is a director and president of the Interlaken Foundation and the St. Simon Charitable Foundation, and holds voting and dispositive power over the shares owned by each of them. As to Mr. Wilmers, the shares indicated in the table as being owned by him include the shares owned by the Interlaken Foundation, the West Ferry Foundation, the Roche Foundation, and the St. Simon Charitable Foundation, 400,000 shares owned by a limited liability company of which he is the sole member, and 370,000 shares subject to options granted under the M&T Bank Corporation 1983 Stock Option Plan (the “1983 Stock Option Plan”) and the M&T Bank Corporation 2001 Stock Option Plan (the “2001 Stock Option Plan”) which are currently exercisable or are exercisable within 60 days after February 29, 2008 and which were deemed to be outstanding for purposes of calculating the percentage of outstanding shares beneficially owned by Mr. Wilmers and the group. See also the footnotes applicable to Mr. Wilmers in the table set forth under the caption “STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS.”

(3)	Warren E. Buffett, Berkshire Hathaway Inc., National Indemnity Company, OBH, Inc., National Fire and Marine Insurance Company, GEICO Corporation and Government Employees Insurance Company have jointly filed with the SEC a Schedule 13G, as amended, reporting that they are the beneficial owners of in excess of 5% of the outstanding shares of Common Stock and that they have shared voting and dispositive power with respect to the indicated shares.

M&T Bank Corporation is the sponsor of various employee benefit plans that hold an aggregate of 2,913,656 shares of Common Stock as of February 29, 2008, of which its principal banking subsidiary, Manufacturers and Traders Trust Company (“M&T Bank”), has sole voting authority over 327,923 of such shares. The remaining 2,585,733 shares of Common Stock are voted by the trustee of the applicable employee benefit plan pursuant to the instructions of the participants in accordance with the terms of such plan. Certain of the directors and executive officers of M&T Bank Corporation hold indirect beneficial interests in the holdings of these employee benefit plans. See also footnote (4) in the table set forth under the caption “STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS.”

ELECTION OF DIRECTORS
Shares represented by properly executed proxies will be voted, unless such authority is withheld, for the election as directors of M&T Bank Corporation of the following 20 persons recommended by the Board of Directors, to hold office until the 2009 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 2007 Annual Meeting of Stockholders.
In accordance with its rights under the Agreement and Plan of Reorganization dated September 26, 2002 by and among M&T Bank Corporation, AIB and Allfirst Financial Inc. (“Allfirst”), pursuant to which M&T Bank Corporation acquired Allfirst on April 1, 2003, AIB has designated Michael D. Buckley, Colm E. Doherty, Richard G. King and Eugene J. Sheehy (the “AIB Designees”) as nominees to stand for election as directors of M&T Bank Corporation.
If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person, if any, as the Nomination, Compensation and Governance Committee shall designate. In the event that any of the AIB Designees are unable to serve as directors for any reason, AIB has the right to designate replacements and the shares represented by the proxies will be voted for such designee or designees.
The principal occupation of each of the nominees for the last five years is listed below. The information with respect to the nominees is as of February 29, 2008, and includes each nominee’s affiliations with M&T Bank Corporation’s subsidiary banks, M&T Bank and M&T Bank, National Association (“M&T Bank, N.A.”), and
with M&T Bank’s principal operating subsidiaries.
NOMINEES FOR DIRECTOR
BRENT D. BAIRD is 69, is a member of the Executive and the Nomination, Compensation and Governance Committees and has been a director since 1983.
Mr. Baird is a private investor. He is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. Mr. Baird is a director of M&T Financial Corporation and a member of M&T Bank’s Directors Advisory Council-New York City Division. He is president of First Carolina Investors, Inc., a non-diversified investment company. Mr. Baird is also a director of Todd Shipyards Corporation and Sun-Times Media Group, Inc.
ROBERT J. BENNETT is 66, is a member of the Executive Committee and has been a director since 1998.
Mr. Bennett is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. He is a member of M&T Bank’s Directors Advisory Council-Central New York Division. Mr. Bennett served as chairman of the board of M&T Bank Corporation from April 1, 1998 until his retirement on July 18, 2000. He was chairman of the board, president and chief executive officer of ONBANCorp, Inc. and its main bank subsidiary from May 1989 until M&T Bank Corporation’s acquisition of ONBANCorp, Inc. on April 1, 1998. Mr. Bennett is a private investor, a principal of Wooded Valley Estates, LLC II, a residential property development company, and is a director of Welch Allyn Holdings, Inc.

C. ANGELA BONTEMPO is 67, is a member and the chair of the Audit and Risk Committee and has been a director since 1991.
Ms. Bontempo is the president, chief executive officer and a director of Saint Vincent Health System, located in Erie, Pennsylvania. From 1998 to June 2001, she was president and chief executive officer of Bryant & Stratton College, a system of colleges headquartered in Buffalo, New York. From 1994 through 1998, Ms. Bontempo served as senior vice president and executive director of the Roswell Park Cancer Institute. She is a director of M&T Bank and a member and the chair of its Examining Committee. Ms. Bontempo is also a member of the advisory board of Ciminelli Development Company, Inc., and is a director of Bryant & Stratton College, the Pennsylvania Catholic Health Association, the Vantage Holding Group, LLC, and a board member of Healthcare Association of Pennsylvania.
ROBERT T. BRADY is 67, is a member of the Nomination, Compensation and Governance Committee and has been a director since 1994.
Mr. Brady is chairman of the board of directors and chief executive officer of Moog Inc., a worldwide manufacturer of control systems and components for aircraft, satellites, automated machinery and medical equipment. He is a director of M&T Bank. Mr. Brady is a director of Seneca Foods Corporation, National Fuel Gas Company and Astronics Corporation. He is also a director of the Buffalo Niagara Partnership, a director of the Albright-Knox Art Gallery and serves as a trustee of the University at Buffalo Foundation, Inc. and the University at Buffalo Council
MICHAEL D. BUCKLEY is 63, is a member of the Executive and Nomination, Compensation and Governance Committees and has been a director since 2003.
Mr. Buckley retired as group chief executive and as a director of AIB on June 30, 2005. He was a director of AIB since 1995. Mr. Buckley was a former managing director of the AIB Poland Division and of the AIB Capital Markets Division. He is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. Mr. Buckley is also a non-executive director of DCC plc, a business support services company quoted on the Dublin and London stock exchanges. He is also a non-executive director of Bradford & Bingley Group, a specialist United Kingdom bank and a non-executive director of Bramdean Alternatives Ltd., an investment fund, both of which are quoted on the London Stock Exchange. Mr. Buckley is a senior advisor to a number of privately held companies, sits on the board of the Irish Chamber Orchestra and is an adjunct professor in the Department of Economics at the National University of Ireland, Cork.
T. JEFFERSON CUNNINGHAM III is 65 and has been a director since 2001.
Mr. Cunningham is a director of M&T Bank, a member of M&T Bank’s Community Reinvestment Act Committee and a member and the chairman of M&T Bank’s Directors Advisory Council-Hudson Valley Division. He assumed his positions with M&T Bank Corporation and M&T Bank upon M&T Bank Corporation’s acquisition of Premier National Bancorp, Inc. (“Premier”) on February 9, 2001. From 1994 through February 9, 2001, Mr. Cunningham served as chairman of the board and chief executive officer of Premier and its bank subsidiary, Premier National Bank, and of Premier’s predecessor, Hudson Chartered Bancorp, Inc. Mr. Cunningham is chairman and chief executive officer of Magnolia Capital Management, Ltd., a trustee of Boscobel Restoration, Inc., a trustee of Open Space Institute, an advisory director of the Hudson River Valley Greenway Communities Council, and a member of the management council of the Hudson Valley Economic Development Corp.

MARK J. CZARNECKI is 52 and has been a director since 2007.
Mr. Czarnecki is the president and a director of M&T Bank, and is chairman of its Trust and Investment Committee. Prior to his appointment as the president of M&T Bank Corporation and M&T Bank on January 1, 2007, he served as an executive vice president of M&T Bank Corporation and M&T Bank and was in charge of the M&T Investment Group and M&T Bank’s retail banking network. Mr. Czarnecki is the chairman of the board, president and chief executive officer and a director of M&T Bank, N.A., a director of the MTB Group of Funds and a director and officer of a number of principal subsidiaries of M&T Bank. He serves as chairman of the board of trustees of M&T Bank’s partner school, Westminster Community Charter School, and is a trustee of the University at Buffalo Council.
COLM E. DOHERTY is 49 and has been a director since 2005.
Mr. Doherty is the managing director of AIB Capital Markets plc and has been a director of AIB since 2003. He is a director of M&T Bank. Mr. Doherty is a member of the board of Allied Energy Holdings, Commerzbank Europe and the Worldwide Opportunity Fund.
RICHARD E. GARMAN is 77, is a member of the Executive Committee and has been a director since 1987.
Mr. Garman is a former president of R&P Oak Hill, LLC, a real estate company, former president of Newbery Alaska, Inc., an electrical contractor, and former managing partner of R.E.G. LLC, a private investment company. He is also a former board member and chair of the Buffalo Niagara Partnership, Merchants Insurance Group and the Associated General Contractors of America. Prior to July 19, 2000, he was president and chief executive officer of A.B.C. Paving Co., Inc. and Buffalo Crushed Stone, Inc. Mr. Garman is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. He is also a director of the Greater Frontier Council of the Boy Scouts of America.
DANIEL R. HAWBAKER is 68 and has been a director since 2000.
Mr. Hawbaker is the president and chief executive officer of Glenn O. Hawbaker, Inc., a heavy construction services and products company located in State College, Pennsylvania. He is a director of M&T Bank and a member of its Community Reinvestment Act Committee. Mr. Hawbaker had served as a director of Keystone Financial Bank, N.A. and its predecessor from 1989 through M&T Bank Corporation’s acquisition of Keystone Financial Inc. (“Keystone”) on October 6, 2000.
PATRICK W.E. HODGSON is 67, is a member of the Audit and Risk Committee and has been a director since 1987.
Mr. Hodgson is president of Cinnamon Investments Limited, a private investment company with real estate and securities holdings. He is a director and chairman of the board of Todd Shipyards Corporation. Mr. Hodgson is a director and a member of the Examining Committee of M&T Bank. He is also a director of First Carolina Investors, Inc.

RICHARD G. KING is 63, is a member of the Audit and Risk Committee and has been a director since 2000.
Mr. King is chairman of the executive committee of Utz Quality Foods, Inc., a manufacturer and distributor of salted snack foods located in Hanover, Pennsylvania. He formerly served as president and chief operating officer of Utz from January 1996 until December 2007. Mr. King is a director of M&T Bank and a member of its Examining Committee. Mr. King had served as a director of Keystone from 1997 and as director of Keystone Financial Bank, N.A. from 1999 through M&T Bank Corporation’s acquisition of Keystone. He is also a director of High Industries, Inc.
REGINALD B. NEWMAN, II is 70, is a member of the Audit and Risk Committee and has been a director since 1998.
Mr. Newman is chairman of the board of Prior Aviation Service, Inc., which is a fixed base operator at Buffalo Niagara International Airport in Buffalo, New York. He is a director and member of the Examining Committee of M&T Bank. Mr. Newman is a director of Dunn Tire LLC and Taylor Devices, Inc. and a director and chairman of Rand Capital Corp. He also serves as a trustee and chairman of the University at Buffalo Foundation, Inc.
JORGE G. PEREIRA is 74 and has been a director since 1982. He is the vice chairman of the board of M&T Bank Corporation and is a member and the chairman of its Nomination, Compensation and Governance Committee.
Mr. Pereira is a private investor. He is a vice chairman of the board and a director of M&T Bank. Mr. Pereira also serves as the “lead outside director” of M&T Bank Corporation and has been designated as the presiding director of the non-management directors of M&T Bank Corporation when they meet in executive sessions without management.
MICHAEL P. PINTO is 52 and has been a director since 2003. He is a vice chairman of the board of M&T Bank Corporation.
Mr. Pinto is a vice chairman and a director of M&T Bank, chairman and chief executive officer of M&T Bank’s Mid-Atlantic Division, and executive vice president and a director of M&T Bank, N.A. He is also a director and officer of a number of subsidiaries of M&T Bank. Mr. Pinto joined M&T Bank in 1985 as an executive associate. He is a member of the board of trustees of Mercy Health Services, Inc. and a member of the board of directors of the Economic Alliance of Greater Baltimore.
ROBERT E. SADLER, JR. is 62 and has been a director since 1999. He is a vice chairman of the board of M&T Bank Corporation.
Mr. Sadler is a vice chairman of the board of M&T Bank. Prior to January 1, 2007, he also served as president and chief executive officer of M&T Bank Corporation and M&T Bank. Mr. Sadler serves as a director of Gibraltar Industries, Inc. and Security Mutual Life Insurance Company of New York.

EUGENE J. SHEEHY is 53 and has been a director since 2003.
Mr. Sheehy is the group chief executive of Allied Irish Banks, p.l.c. and has been a director since 2005. He is a director of M&T Bank. From April 1, 2003 until April 1, 2005, Mr. Sheehy was the chairman and chief executive officer of M&T Bank’s Mid-Atlantic Division. Prior to April 1, 2003, he served as chief executive officer of AIB’s USA Division from March 14, 2002 and chairman of the board of Allfirst from April 30, 2002. Mr. Sheehy also served as president and chief executive officer of Allfirst Bank from July 31, 2002 through the date of the Allfirst acquisition. Prior to March 14, 2002, Mr. Sheehy was the managing director of AIB Bank Republic of Ireland.
STEPHEN G. SHEETZ is 60 and has been a director since 2000.
Mr. Sheetz is chairman of Sheetz, Inc., the owner of a chain of convenience stores operating in six Mid-Atlantic and northeastern states. He is a director of M&T Bank and a member of its Community Reinvestment Act Committee. Mr. Sheetz had served as a director of Keystone Financial Bank, N.A. and its predecessor from 1984 through M&T Bank Corporation’s acquisition of Keystone. He is also a director of QuikTrip Corporation and Eat’n Park Restaurants.
HERBERT L. WASHINGTON is 57, is a member of the Audit and Risk Committee and has been a director since 1996.
Mr. Washington is president of H.L.W. Fast Track, Inc., the owner and operator of twenty-one McDonald’s Restaurants located in Ohio and Pennsylvania. He is also the owner of Syracuse Minority Television, Inc. Mr. Washington is a director and a member of the Examining Committee of M&T Bank. He is a member of the board of directors of the Youngstown Chamber of Commerce.
ROBERT G. WILMERS is 73 and has been a director since 1982. He is the chairman of the board and chief executive officer of M&T Bank Corporation, and is the chairman of its Executive Committee.
Mr. Wilmers is the chairman of the board and chief executive officer of M&T Bank, chairman of its Executive Committee and a member of its Trust and Investment Committee. He is a director of AIB. Mr. Wilmers is also a director of The Business Council of New York State, Inc. and the Financial Services Roundtable.
The Board of Directors recommends a vote FOR the election of all 20 nominees.
The voting requirements with respect to the election of directors are specified under the caption “VOTING RIGHTS.”

PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION
On February 19, 2008, the Audit and Risk Committee appointed PricewaterhouseCoopers LLP, certified public accountants, as the independent registered public accounting firm of M&T Bank Corporation for the year 2008, a capacity in which it has served since 1984.
Although stockholder approval of the appointment of the independent registered public accounting firm is not required by law, M&T Bank Corporation has determined that it is desirable to request that the stockholders ratify the Audit and Risk Committee’s appointment of PricewaterhouseCoopers LLP as M&T Bank Corporation’s independent registered public accounting firm for the year ending December 31, 2008. In the event the stockholders fail to ratify the appointment, the Audit and Risk Committee will reconsider this appointment and make such a determination as it believes to be in M&T Bank Corporation’s and its stockholders’ best interests. Even if the appointment is ratified, the Audit and Risk Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Risk Committee determines that such a change would be in M&T Bank Corporation’s and its stockholders’ best interests.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.
Following is a summary of the fees billed to M&T Bank Corporation by PricewaterhouseCoopers LLP for professional services rendered during 2007 and 2006, which fees totaled $2,345,210 and $2,657,485, respectively, and are categorized in accordance with the SEC’s rules on auditor independence as follows:
Audit Fees. Fees billed by PricewaterhouseCoopers LLP for services rendered for the audit of M&T Bank Corporation’s annual consolidated financial statements as of and for the years ended December 31, 2007 and 2006, for its review of M&T Bank Corporation’s quarterly consolidated financial statements during 2007 and 2006, and for other audit and attest services in connection with statutory and regulatory filings as of and for the years ended December 31, 2007 and 2006, totaled $1,878,450 and $2,117,200, respectively.
Audit-Related Fees. Fees billed by PricewaterhouseCoopers LLP for audit-related services, including audits of employee benefit plans and other attestation services that are not required by statute or regulation rendered to M&T Bank Corporation totaled $288,600 and $252,500 for the years ended December 31, 2007 and 2006, respectively. Of the audit-related fees billed for the years ended December 31, 2007 and 2006, all services were pre-approved by the Audit and Risk Committee.
Tax Fees. Fees billed by PricewaterhouseCoopers LLP for tax compliance, planning and consulting totaled $97,800 and $190,425 for the years ended December 31, 2007 and 2006, respectively. Of the tax fees billed for the years ended December 31, 2007 and 2006, all services were pre-approved by the Audit and Risk Committee.
All Other Fees. PricewaterhouseCoopers LLP billed a total of $80,360 and $97,360 for the years ended December 31, 2007 and 2006, respectively, primarily for certain senior management training programs and for internal audit software licensing fees. All fees billed in this category for the years ended December 31, 2007 and 2006 were pre-approved by the Audit and Risk Committee.
In addition to the above services, Pricewater-houseCoopers LLP directly billed certain common trust funds sponsored by M&T Bank Corporation a total of $134,600 for the year ended December 31, 2006, primarily for audits of annual common trust fund financial statements. No fees were billed for such services for the year ended December 31, 2007. The Audit and Risk Committee has determined that Pricewaterhouse-Coopers LLP’s provision of professional services is compatible with maintaining its independence. No fees were billed and no services were provided by PricewaterhouseCoopers LLP during 2007 and 2006 for financial information systems design and implementation.
Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. Beginning for the year ended December 31, 2003, M&T Bank Corporation instituted a policy that the Audit and Risk Committee pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget range. The independent registered public accounting firm and management are required to periodically report to the Audit and Risk Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit and Risk Committee may also pre-approve additional services on a case-by-case basis. In the period between meetings of the Audit and Risk Committee, the Chair of the Audit and Risk Committee is authorized to pre-approve such services on behalf of the Audit and Risk Committee provided that such pre-approval is reported to the Audit and Risk Committee at its next regularly scheduled meeting.
Before appointing PricewaterhouseCoopers LLP, the Audit and Risk Committee considered PricewaterhouseCoopers LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit and Risk Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditor’s independence will not be impaired. The Audit and Risk Committee has considered and determined that PricewaterhouseCoopers LLP’s provision of non-audit services to M&T Bank Corporation during 2007 is compatible with and did not impair PricewaterhouseCoopers LLP’s independence.
The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2008.
The voting requirements with respect to this proposal are specified under the caption “VOTING RIGHTS.”

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
Direct and indirect ownership of Common Stock by each of the directors, each of the executive officers who are named in the Summary Compensation Table (the “Named Executive Officers”), and by all directors and executive officers as a group, is set forth in the following table as of February 29, 2008, together with the percentage of total shares outstanding represented by such ownership. (For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.)

			Percent
Name of beneficial owner	Number of shares		of class

Brent D. Baird	50,015		(14)
Robert J. Bennett	141,347	(1)	(14)
C. Angela Bontempo	5,383	(2)	(14)
Robert T. Brady	3,694		(14)
Michael D. Buckley	355	(5)	(14)
T. Jefferson Cunningham III	18,457	(3)(4)	(14)
Mark J. Czarnecki	256,414	(3)	(14)
Colm E. Doherty	0	(5)	(14)
Richard E. Garman	285,235	(6)	(14)
Daniel R. Hawbaker	5,587	(7)	(14)
Patrick W.E. Hodgson	54,024	(8)	(14)
Richard G. King	12,351	(3)(5)	(14)
Reginald B. Newman, II	6,169	(9)	(14)
Jorge G. Pereira	1,556,007	(10)	1.41%
Michael P. Pinto	433,570	(3)	(14)
Robert E. Sadler, Jr.	568,378	(3)(4)(11)	(14)
Eugene J. Sheehy	1,153	(5)	(14)
Stephen G. Sheetz	18,057		(14)
Herbert L. Washington	6,051		(14)
Robert G. Wilmers	4,906,031	(3)(4)(12)	4.44%
René F. Jones	95,403	(3)(4)	(14)
Brian E. Hickey	158,163	(3)(13)	(14)

All directors and executive officers as a group (30 persons)	9,436,600	(3)(4)	8.41%

(1)	Includes 8,670 shares held by trusts for which Mr. Bennett is a trustee and in which he has a pecuniary interest and investment power and 50,480 shares held by a close relative of Mr. Bennett for which beneficial ownership is disclaimed. Also includes 10,000 shares which have been pledged as security.

(2)	Includes 400 shares held by trusts for which Ms. Bontempo is a trustee and in which she has a pecuniary interest and investment power.

(3)	Includes the following shares subject to options granted under (a) M&T Bank Corporation’s stock option plans, and (b) plans of companies acquired by M&T Bank Corporation, the obligations of which have been assumed by M&T Bank Corporation and converted into options to receive shares of Common Stock, all of which are currently exercisable or are exercisable within 60 days after February 29, 2008: Mr. Cunningham — 6,800 shares; Mr. Czarnecki — 224,053 shares; Mr. Hickey — 122,016 shares; Mr. King — 1,406 shares; Mr. Pinto — 390,883 shares; Mr. Sadler — 230,000 shares; Mr. Wilmers — 370,000 shares; Mr. Jones — 84,380 shares; and all directors and executive officers as a group — 2,062,707 shares.

(4)	Includes the following shares through participation in the M&T Bank Corporation Retirement Savings Plan (the “Retirement Savings Plan”): Mr. Cunningham — 346 shares; Mr. Sadler — 19,955 shares; Mr. Wilmers — 42,754 shares; Mr. Jones — 4,988 shares; and all directors and executive officers as a group — 81,232 shares. Such individuals retain voting and investment power over their respective shares in the Retirement Savings Plan.

(5)	Such person has been designated by AIB to serve as a director of M&T Bank Corporation pursuant to contractual rights. AIB owns 26,700,000 shares, beneficial ownership of which is disclaimed by such person.

(6)	Includes 27,153 shares owned by the Garman Family Foundation, a charitable foundation formed by Mr. Garman. Mr. Garman is the president of the Garman Family Foundation and holds voting and dispositive power over these shares.

(7)	Includes 742 shares owned by a corporation controlled by Mr. Hawbaker.

(8)	Includes 6,000 shares held by a close relative of Mr. Hodgson for which beneficial ownership is disclaimed. Also includes 45,000 shares owned by a corporation controlled by Mr. Hodgson.

(9)	Includes 1,230 shares held by a close relative of Mr. Newman for which beneficial ownership is disclaimed.

(10)	Includes 1,554,000 shares owned by corporations controlled by Mr. Pereira.

(11)	Includes 17,623 shares owned by the Sadler Family Foundation, a charitable foundation formed by Mr. Sadler. Mr. Sadler is a trustee of the Sadler Family Foundation and holds voting and dispositive power over the shares owned by it. Also includes 81,000 shares held in a grantor retained annuity trust of which Mr. Sadler is the trustee and his descendants are beneficiaries. Mr. Sadler disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(12)	See footnote (2) to the table set forth under the caption “PRINCIPAL BENEFICIAL OWNERS OF SHARES.”

(13)	Includes 6,035 shares of restricted stock held by Mr. Hickey.

(14)	Less than 1%.
Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, M&T Bank Corporation’s directors and officers are required to report their beneficial ownership of the Common Stock and any changes in that beneficial ownership to the SEC and the New York Stock Exchange. M&T Bank Corporation believes that these filing requirements were satisfied by its directors and officers during 2007, except for Messrs. Cunningham and Heath McLendon, a member of the Directors Advisory Council of M&T Bank Corporation, who each had one late filing with respect to a single reportable transaction. In making the foregoing statement, M&T Bank Corporation has relied on copies of the reporting forms received by it or on the written representations from such reporting persons that no forms were required to be filed under the applicable rules of the SEC.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Compensation Discussion and Analysis
Overview of M&T Bank Corporation. M&T Bank Corporation (sometimes referred to in this Compensation Discussion and Analysis as the “Company”) is a bank holding company that offers a wide range of commercial banking, trust and investment services to its customers. As of December 31, 2007, the Company had consolidated total assets of $64.9 billion, deposits of $41.3 billion and stockholders’ equity of $6.5 billion, and employed 12,422 full-time and 1,447 part-time employees.
M&T Bank Corporation’s executive officers are the members of its Management Group. The Board of Directors has determined that the members of the Management Group are the only persons, other than directors, who have the authority to participate in major policy-making functions of the Company and its direct and indirect subsidiaries. As of December 31, 2007, M&T Bank Corporation had 14 executive officers.
Overview and Objectives of Executive Compensation Programs. The objective of M&T Bank Corporation’s compensation programs is to attract, develop and retain executive officers capable of maximizing performance for the benefit of the Company’s stockholders. M&T Bank Corporation has historically placed primary emphasis on long-term, equity-based compensation in compensating its Named Executive Officers and other employees. This has allowed the Company to align its compensation with performance in two ways: first, by determining equity awards to the Named Executive Officers based on the performance of the Company in the past; and second, by ensuring that the Named Executive Officers realize compensation in the future on the equity awards based on the performance of the Company and in alignment with our stockholders. As a result of this approach, approximately 20% of the outstanding shares of the Company are owned by the management, directors and other employees of the Company, strengthening the alignment with Company stockholders.
Consistent with this objective, the Company has provided base salaries to the Named Executive Officers that are below the median of the market, while emphasizing discretionary performance-based variable incentives to provide competitive compensation, such as cash bonuses that reward good performance and the achievement of annual, shorter-term objectives, and stock-based compensation that rewards longer-term contributions to the Company’s success. Also, because the Company believes that performance can best be assessed after the performance period has ended, both cash and equity incentives are determined on a discretionary basis, and the Company does not employ targets or formulas to determine the amount of an award or the allocation between cash and equity incentives.
The Company has not entered into employment agreements or separate change-of-control or severance agreements with the Named Executive Officers because the Company does not favor treatment of the Named Executive Officers in those circumstances beyond that offered to employees under the Company’s Severance Plan.
M&T Bank Corporation periodically, but at least annually, compares compensation levels for the Named Executive Officers and its financial performance to a group of commercial banking institutions of similar business makeup with median size similar to the Company that have performed well over an extended period of time and/or compete with the Company in its geographic area (the “Comparative Banks”). The Comparative Banks group is large enough to provide a reasonable basis of comparison, but can change each year due to acquisitions, business mix or performance. For 2007, M&T Bank Corporation selected for this purpose 14 commercial banking companies.1 As discussed below, the Comparative Banks were selected by the Nomination, Compensation and Governance Committee based on recommendations of the Company and an outside compensation consultant, Mercer Human Resource Consulting, a human resources consulting firm.
In 2007, the Nomination, Compensation and Governance Committee retained the services of Mercer Human Resource Consulting to assist in the development of a Comparative Bank group and perform a competitive review of the Named Executive Officers’ compensation. This review included a review of base salaries, annual incentives and long-term incentives, including stock-based compensation. For the Named Executive Officers, the review compared their compensation to the compensation disclosed in the 2007 proxy statements of the Comparative Banks for their Named Executive Officers. Such compensation information was considered in relation to a comparison of the Company’s performance on certain key performance metrics, including total shareholder return, over both short- and long-term periods, to the Comparative Banks’ performance on the same performance metrics over the same periods. For this purpose, the compensation of the Named Executive Officers was generally compared to that of the named executive officers listed in the 2007 proxy statements of the Comparative Banks having the same or substantially similar responsibilities. Throughout this “Compensation Discussion and Analysis,” the proxy information from the Comparative Banks is referred to as the “Market Compensation Information.” The Nomination, Compensation and Governance Committee uses the Market Compensation Information as a “market check” to help assess the competitiveness of the Company’s pay practices in relation to the Comparative Banks, but neither total compensation nor any element of compensation paid to the Named Executive Officers is benchmarked against a subset of the Comparative Banks or any other group of comparative banks. Other than as described above, Mercer Human Resource Consulting did not play a role in determining or recommending the amount or form of executive and director compensation.
In determining annual cash incentives and stock-based compensation, the Nomination, Compensation and Governance Committee believes that assessing the performance of the Named Executive Officers after the year is complete results in better and fairer compensation decisions than a strictly mechanical approach based on formulas established before the year begins. At the beginning of the year, management prepares and submits for board review an annual business plan for the upcoming year, which may encompass return on assets, return on equity, earnings per share growth, expense management, revenue growth, market concentration, and various other financial performance measures. In assessing the performance of the Named Executive Officers, the Nomination, Compensation and Governance Committee considers the Company’s performance against its business plan and the Company’s performance against the performance of the Comparative Banks. This assessment does not utilize a formula or formally weight any of the criteria. Consistent with this approach, the Nomination, Compensation and Governance Committee’s compensation determinations with respect to the Chief Executive Officer and the other Named Executive Officers are not strictly tied to any specific performance measures or targeted amounts, but rather take into account a broad

1	The Comparative Banks for 2007 were: Wells Fargo & Company, US Bancorp, Regions Financial Corp, BB&T Corp., PNC Financial Services Group, Inc., Fifth Third Bancorp, KeyCorp, Marshall & Ilsley Corp., UnionBanCal Corp., Zions Bancorporation, Commerce Bancorp, Inc., Synovus Financial Corp., Fulton Financial Corporation and Wilmington Trust Corporation. The Comparative Banks for 2007 were different from those in 2006 in that AmSouth Bancorporation, Compass Bancshares, Inc., Comerica, Inc. and Mercantile Bancshares Corporation were removed and Wells Fargo & Company, PNC Financial Services Group, Inc., KeyCorp, Synovus Financial Corp., Fulton Financial Corporation and Wilmington Trust Corporation were added.

array of factors. The factors considered include, but are not limited to, the executive’s past compensation, the Company’s performance, the Named Executive Officer’s individual performance, and the general market for comparable employees as reflected in the Market Compensation Information.
Generally, the Company strives for performance relative to the performance of the Comparative Banks to be at or above the median on a short-term basis and consistently above the median on a long-term basis. However, the compensation determinations for the Chief Executive Officer and other Named Executive Officers are not tied to any specific performance measure or target level of performance. Executives do not have target opportunities for either annual cash incentive or equity awards, and nothing is communicated to the Named Executive Officers during the year regarding the amount of any annual cash incentive or equity awards that they may be eligible to receive.
For the Chief Executive Officer, the Nomination, Compensation and Governance Committee considers the Market Compensation Information, the Company’s performance over the prior year and the long-term, management’s recommendations and various other factors, and determines and approves an appropriate level of compensation. The Nomination, Compensation and Governance Committee’s analysis only begins with a review of how the Company has done against its annual business plan. The Nomination, Compensation and Governance Committee considers performance in the most recent fiscal year and over the last three years. The Nomination, Compensation and Governance Committee evaluates performance on the basis of generally accepted accounting principles, or GAAP, and on a “net operating” basis, which allows for the impact of merger-related expenses and goodwill and core deposit and other intangible assets to be considered. Other factors considered, but not weighted according to a predetermined formula include, but are not limited to composition of earnings, asset quality relative to the banking industry, responsiveness to the economic environment, achievement of business plans and cumulative stockholder return.
For each Named Executive Officer (other than the Chief Executive Officer), the Chief Executive Officer and the Executive Vice President of Human Resources develop compensation recommendations with respect to each element of compensation based, in part, upon the Market Compensation Information and consideration of each individual’s performance, scope of responsibilities and marketability. The Executive Vice President of Human Resources then presents those recommendations to the Nomination, Compensation and Governance Committee in January of each year. Although the Nomination, Compensation and Governance Committee considers the achievement of the Company compared to its corporate, financial, strategic, and operational objectives when making decisions, the Nomination, Compensation and Governance Committee does not set total compensation or any particular element of compensation based on the achievement of specific targets or maximum levels of performance. For Named Executive Officers other than the Chief Executive Officer, the Nomination, Compensation and Governance Committee assesses individual performance based on discussion between the Chief Executive Officer and the Nomination, Compensation and Governance Committee. The Nomination, Compensation and Governance Committee reviews the recommendations, makes changes as it deems appropriate and approves each Named Executive Officer’s compensation package.
The Nomination, Compensation and Governance Committee does not use a formula for allocating between current versus future, or cash versus equity, compensation. When allocating compensation between cash and equity the Company’s compensation philosophy is that better results are achieved if employees have incentive to act as owners through equity ownership. In addition, the focus of compensation decisions is more on long-term, rather than short-term performance. Consequently, the Nomination, Compensation and Governance Committee tends to award more compensation in the form of equity versus cash relative to the Comparative Banks. This decision reflects the Company’s compensation philosophy and explains why the Company generally pays less in base salary than Comparative Banks. In addition, the Nomination, Compensation and Governance Committee believes that an annual cash incentive is a variable component of total compensation that should be adjusted up or down more readily than equity to reflect short-term performance. The Nomination, Compensation and Governance Committee uses equity awards to reflect performance over a longer time frame.
For 2007, the base salaries and total cash compensation (base salary plus annual cash incentive) of the Named Executive Officers generally were below the median of the Market Compensation Information, and their total compensation (total cash compensation plus stock-based compensation or other long-term incentives) was also below the median.
Salaries. Base salaries of the Named Executive Officers are determined by the Nomination, Compensation and Governance Committee based on the scope of responsibilities, Market Compensation Information, assessment of individual performance and expected future contributions. In line with the Company’s strategy of emphasizing variable pay, particularly long-term stock-based compensation, salaries of the Named Executive Officers have generally been set below the median of the Market Compensation Information.
2007 Salary Determinations. The Nomination, Compensation and Governance Committee made base salary determinations for 2007 for the Named Executive Officers in January 2007. These determinations were impacted by a number of organizational changes resulting in new responsibilities for the Named Executive Officers. Mr. Wilmers’ salary was increased by $50,000 (10%) to reflect his resumption of the role of Chief Executive Officer of M&T Bank Corporation; Mr. Pinto’s salary was increased $100,000 (22%) to reflect his appointment as Vice Chairman of M&T Bank Corporation; Mr. Czarnecki’s salary was increased $100,000 (22%) to reflect his appointment as President of both M&T Bank Corporation and M&T Bank; Mr. Jones’ salary was increased $50,000 (21%) in recognition of the significant gap between his salary and the relevant market median; and Mr. Hickey’s salary increase of $10,000 (5%) narrowed somewhat the gap between his existing salary and the market comparison. Again, even after taking these increases into account, the base salaries for the Named Executive Officers were below the median for the Market Compensation Information.
2008 Salary Determinations. Due to weak performance of the banking industry generally and of the Company relative to prior years and its business plan during 2007, the Nomination, Compensation and Governance Committee determined in January 2008 to keep base salaries flat for 2008 in the case of Messrs. Wilmers, Pinto, Czarnecki and Hickey. Mr. Jones’ base salary was increased $15,000, or 5%, because his compensation is significantly below the median of the Market Compensation Information for his position as Chief Financial Officer.

Incentive Compensation. Consistent with the objective of attracting, developing and retaining executive officers capable of maximizing the Company’s performance for the benefit of the Company’s stockholders, in determining annual cash incentive and equity awards, the Nomination, Compensation and Governance Committee assesses the following factors, without assigning any particular weighting to any single factor:
•	the Company’s current and past performance compared to its business plans and other qualitative and quantitative factors considered by the Nomination, Compensation and Governance Committee;

•	the Company’s performance compared to the Comparative Banks;

•	the Named Executive Officer’s individual performance, as discussed below;

•	the Named Executive Officer’s past compensation;

•	the period during which a Named Executive Officer has been in a key position with the Company;

•	with respect to equity awards, dilution and the market value of the Common Stock;

•	Market Compensation Information among the Comparative Banks; and

•	the Company’s future prospects.
Annual Cash Incentives. The Named Executive Officers participate in the M&T Bank Corporation Annual Executive Incentive Plan (the “Annual Executive Incentive Plan”). The Annual Executive Incentive Plan provides for discretionary grants of cash awards to the Named Executive Officers as determined by the Nomination, Compensation and Governance Committee. There are no specific performance objectives that must be achieved in order for executive officers to earn incentive compensation under the Annual Executive Incentive Plan.
With respect to the size of incentive awards to Named Executive Officers, the Nomination, Compensation and Governance Committee uses the following process. During the fiscal year, the Company accrues (for financial reporting purposes) an estimated bonus pool for all participating employees. Generally during the fourth quarter of the fiscal year, after considering the performance of the Company, the Nomination, Compensation and Governance Committee approves the actual bonus pool. Senior management, with input from Human Resources, recommends the total amount of the bonus pool to the Nomination, Compensation and Governance Committee based on a number of factors. The starting point generally is a formula based on a percentage of the prior year’s operating earnings and a percentage of the increase in operating earnings during the current year over the prior year. However, this is merely used as a point of reference. Other factors considered include the amount of the bonus pool for the prior year, the Company’s performance in the current year relative to the prior year, and the Company’s year-to-date and projected performance relative to its business plan and the Comparative Banks. Although the Nomination, Compensation and Governance Committee gives senior management’s recommendations for the bonus pool a significant amount of weight, the Nomination, Compensation and Governance Committee has the discretion to accept or modify that recommendation. The Company’s performance is taken into account when the Nomination, Compensation and Governance Committee sets the amount of the incentive bonus pool and the Nomination, Compensation and Governance Committee makes individual awards.
Following the end of the fiscal year, the Nomination, Compensation and Governance Committee approves the allocation of awards to individual Named Executive Officers. The Chief Executive Officer recommends the size of the awards for each of the other Named Executive Officers. The Chief Executive Officer meets with the Nomination, Compensation and Governance Committee and discusses the performance of each executive officer in his or her area of responsibility. The Nomination, Compensation and Governance Committee then approves or modifies the recommended annual cash incentive award for each Named Executive Officer taking into account all of the factors mentioned above.
Based on its analysis of the factors described above, annual cash incentives were awarded in 2008 to the Named Executive Officers with respect to performance in 2007 as shown in the Summary Compensation Table. Because the Company underperformed relative to its business plan for 2007, and relative to prior years, the Nomination, Compensation and Governance Committee determined that the annual cash incentives for the Named Executive Officers for 2007 performance should be smaller than the awards based on 2006 performance. The Nomination, Compensation and Governance Committee also noted that for 2007, worsening credit conditions contributed to higher net charge-offs, delinquencies and nonperforming loans at the Company and throughout the banking industry, and well-publicized problems in the subprime residential mortgage lending market had a negative effect on the rest of the residential mortgage marketplace, specifically with regard to alternative (“Alt-A”) residential mortgage loans that M&T Bank originated for sale in the secondary market. The Nomination, Compensation and Governance Committee recognized that the Company operated in a very difficult economic environment during 2007, but nevertheless determined to reduce the bonuses of Messrs. Wilmers, Czarnecki and Pinto for 2007 by 50% compared to 2006, and to reduce the bonuses of Messrs. Hickey and Jones by 15% compared to 2006. The bonuses of Messrs. Hickey and Jones for 2007 performance were reduced less because the Nomination, Compensation and Governance Committee determined that the total compensation paid to each of them would be too low based on the Market Compensation Information and the other factors listed above if their bonuses were reduced more than 15%. The incentive awards, in combination with base salaries as of December 31, 2007, resulted in total cash compensation for all of the Named Executive Officers below the median of the Market Compensation Information.
As described in more detail below, the compensation paid to the Named Executive Officers places more emphasis on stock-based compensation awards for Named Executive Officers than cash awards, because the Company believes stock-based compensation provides the most effective means to align the interests of management with those of the Company’s stockholders.
Equity Based Incentives. Consistent with the objective of attracting, developing and retaining executive officers capable of maximizing the Company’s performance for the benefit of the Company’s stockholders, the Company provides potentially significant long-term incentive opportunities to its executive officers through discretionary grants of stock-based compensation under the 2005 Incentive Compensation Plan. As with the other elements of compensation described above, there are no specific performance objectives that must be achieved in order for executive officers to earn a defined level of incentive compensation under the 2005 Incentive Compensation Plan. The 2005 Incentive Compensation Plan permits the Nomination, Compensation and Governance Committee to award stock-based compensation in the form of stock options, restricted stock or performance shares. In 2007, the Company awarded stock-based compensation in the form of stock options and restricted stock.
Executive Officers’ Choice of Options or Restricted Stock. The Company believes that stock option awards align executive officers’ financial interests with stockholders’ interests. However, the Company also recognizes that utilizing some restricted stock in its compensation program may enhance the value of the overall program. The use of restricted stock balances the manner in which an executive officer can be rewarded through stock-based compensation, helps the Company retain executive officers who would rather receive restricted stock than stock options, and responds to the increased use of restricted stock by other companies, including several of the Comparative Banks. The Nomination, Compensation and Governance Committee also believes that the overall value of the Company’s compensation program is enhanced if executive officers are given a choice between awards of stock options and restricted stock, because each executive officer then has some ability to design a compensation program that has the most appeal to him or her. Consequently, effective for the awards in January 2007 and January 2008, during October 2006 and October 2007, respectively, the Company provided its executive officers a choice between receiving any award that may be made to them wholly in the form of stock options or to receive up to 50% of the value of the award in the form of restricted stock with the balance in the form of stock options.
Stock Options. Management and the Nomination, Compensation and Governance Committee believe stock options are an effective long-term incentive because a Named Executive Officer can profit only if the value of the Common Stock increases. In making grants, the Nomination, Compensation and Governance Committee assesses the same factors that it uses in setting annual cash incentives, which are described under “Annual Cash Incentives” above, except that it generally considers such factors over a three-year period or longer.
The Nomination, Compensation and Governance Committee determines the dollar value of equity awards to be made to the Named Executive Officers at its meeting in January of each year, which is after the public release of earnings results for the prior fiscal year. The equity awards are then granted on the last business day of January following the meeting of the Nomination, Compensation and Governance Committee. The number of stock options awarded is based on the binomial value of the stock options as of the grant date and the exercise price of those stock options is the closing price of the Common Stock on the grant date. The number of shares of restricted stock awarded to the Named Executive Officers is based on the closing price of the Common Stock on the grant date. All stock option awards vest 10% one year after the grant date, an additional 20% two years after the grant date, an additional 30% three years after the grant date, and the final 40% four years after the grant date.
In addition, the Company utilizes incentive stock options that comply with Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), to the maximum extent permitted. To the extent an award of stock options exceeds what may be awarded as an incentive stock option, the balance of the award is made in the form of non-qualified stock options.
Incentive stock options provide potential tax advantages to the Named Executive Officers, compared to non-qualified options, if the shares of Common Stock acquired upon exercise of incentive stock options are held for at least the period required by Section 422 of the Internal Revenue Code. The Company believes that the tax advantages available with incentive stock options increases the likelihood that a Named Executive Officer will hold the stock received upon exercise of a stock option.
Restricted Stock. The restrictions on awards of restricted stock will lapse based on the same service-based vesting schedule used for stock options. To the extent an executive officer elects to receive restricted stock, the value of that portion of the award is reduced by 25% in determining the number of restricted shares awarded. The restricted stock will receive dividends that are paid and will have voting rights during the restricted period. Executive officers were required to make their election during October 2006 and October 2007 with respect to any award they received in January 2007 and January 2008, respectively.
2007 Equity Awards. The Nomination, Compensation and Governance Committee granted equity awards for 2007 to the Named Executive Officers in January 2007 based on the assessment criteria discussed above. These awards, in combination with base salaries as of December 31, 2006, and the annual cash incentives awarded for 2006, resulted in total compensation for all of the Named Executive Officers in 2007 that was below the median of the Market Compensation Information. While the Company does place more weight on equity compensation in the total compensation of its Named Executive Officers than the Comparative Banks, equity awards for each of the Named Executive Officers in 2007 were below the median of the Market Compensation Information for long-term incentive awards. Mr. Wilmers, however, declined to be considered for any stock awards because he owns a significant amount of equity and believed that he had been fairly compensated due to the long-term performance of the Company’s stock. Mr. Wilmers believes that equity is a scarce resource with an associated expense to the Company, and reflecting his commitment to employee equity ownership, he informed the Nomination, Compensation and Governance Committee that he did not believe he needed an equity award and that equity could be used elsewhere in the Company to further the Company’s stock ownership objectives. In deciding to honor Mr. Wilmers’ request, the Nomination, Compensation and Governance Committee determined that his interests were already sufficiently aligned with those of the Company’s stockholders. The Nomination, Compensation and Governance Committee’s determination did not involve any consideration of the total mix of Mr. Wilmers’ compensation and no changes were made to the amount of other compensation or benefits that Mr. Wilmers was entitled to as a result of his voluntary waiver of consideration for stock awards. Mr. Hickey was the only Named Executive Officer who elected to receive restricted stock in 2007.
2008 Equity Awards. The Nomination, Compensation and Governance Committee determined the dollar value of equity awards to be made to the Named Executive Officers for 2008 at its January 2008 meeting. As in years past, the Nomination, Compensation and Governance Committee based its equity awards on the criteria discussed above. As a result, because the Nomination, Compensation and Governance Committee considers equity awards a long-term award that should be based more on the long-term performance of the Company, the equity awards for 2008 were unchanged from the 2007 equity awards, despite the performance of the Company in 2007. Again, when combining these awards with the base salaries and cash incentives, the total compensation for all of the Named Executive Officers was below the median of the Market Compensation Information. As in 2007 (and in every year since 2003), Mr. Wilmers declined consideration for equity awards in 2008 because of his significant existing ownership in the Company and because he believes the equity could be better used elsewhere to further the Company’s stock ownership objectives. The Nomination, Compensation and Governance Committee’s decision to honor Mr. Wilmers’ request did not result in any change to the amount of other compensation or benefits that Mr. Wilmers received. Also, as in 2007, Mr. Hickey was the only Named Executive Officer who elected to receive restricted stock in 2008.
Summary of 2008 Executive Compensation Determinations. The supplemental table below shows the annual base salary amounts, annual cash incentives and equity awards approved by the Nomination,

Compensation and Governance Committee for each of the Named Executive Officers in January 2008. Although SEC rules do not require disclosure of these 2008 executive compensation determinations, the Company is voluntarily disclosing this information in order to provide stockholders with information regarding current executive compensation.

			Grant Date Fair Value
Named Executive		Bonus Paid in 2008 for	of Stock and Options
Officer	2008 Salary	2007 Performance	Awards in 2008

Robert G. Wilmers	$650,000	$275,000	$0
René F. Jones	$300,000	$235,000	$450,013
Michael P. Pinto	$550,000	$225,000	$1,500,012
Mark J. Czarnecki	$550,000	$225,000	$1,500,012
Brian E. Hickey	$300,000	$255,000	$700,044
Perquisites and Other Personal Benefits. Generally, the Company provides modest perquisites or personal benefits, and only with respect to benefits or services that are designed to assist a Named Executive Officer in being productive and focused on his or her duties, and which management and the Nomination, Compensation and Governance Committee believe are reasonable and consistent with the Company’s overall compensation program. Management and the Nomination, Compensation and Governance Committee periodically review the levels of perquisites or personal benefits provided to Named Executive Officers. The Nomination, Compensation and Governance Committee has determined it appropriate to pay for certain living expenses of Mr. Wilmers for one of the two cities in which we require him to work. In addition, the Nomination, Compensation and Governance Committee determined it appropriate to pay housing and moving expenses for Mr. Pinto during his relocation to Baltimore, Maryland. Given the importance of developing business relationships to our success, our Named Executive Officers are also reimbursed for initiation fees and dues they incur for club memberships deemed necessary for business purposes.
Retirement and Other Benefits. The Company maintains two tax-qualified retirement plans for its employees, one a defined benefit plan and the other a defined contribution plan. The Company has also agreed, on a contractual basis, to pay a supplemental non-qualified defined benefit for Mr. Hickey. This agreement was entered into in connection with recruiting Mr. Hickey to the Company.
In addition, the Company maintains nonqualified defined benefit and defined contribution retirement plans to supplement retirement benefits for the Named Executive Officers because of the limitations placed on benefits under tax-qualified plans for highly compensated employees. However, in recognition of the financial benefits the Named Executive Officers have and may accumulate from the stock-based compensation awarded to them, the non-qualified plans only provide benefits on compensation up to $350,000. The non-qualified plans and the contractual supplemental retirement obligations are not funded, except as benefits are actually paid to executive officers. Additional information regarding these retirement plans and arrangements is provided in this Proxy Statement under the discussion of 2007 Pension Benefits and 2007 Nonqualified Deferred Compensation.
The Company does not believe it is appropriate to provide the Named Executive Officers with severance packages beyond what is typical to assist a senior manager to transition to another position. Consequently, the Named Executive Officers are only eligible to receive severance benefits in the event of a “qualifying event” under the M&T Bank Corporation Severance Pay Plan (the “Severance Pay Plan”) in an amount that is equivalent to at least one times their annual base salary, but not more than twice their annual base salary, and health benefit coverage for the severance period. The Company’s severance plan provides for severance payments of up to two years of base salary depending on the level and seniority of the terminated executive. The executive is entitled to the severance benefits if his or her position with the Company is eliminated. Other than benefits that are generally available to employees, the Company typically does not maintain any individual severance or change-of-control arrangements and have none at this time. The Company has not entered into employment agreements or separate change-of-control or severance agreements with the Named Executive Officers because the Company does not favor treatment of the Named Executive Officers in those circumstances beyond that provided for in the Severance Pay Plan. The Company’s compensation plans do not contain payments or benefits to Named Executive Officers that are specifically triggered by a change-of-control, except that the Company’s various stock-based compensation plans provide that, upon a change-of-control, any employee, including the Named Executive Officers, would become fully vested in any outstanding awards that were not already vested. The Company has elected to provide such acceleration because of a belief that the principal purpose of providing executive officers with equity incentives is to align their interests with those of the Company’s stockholders and that this alignment should be enhanced, not weakened, in the context of a change-of-control. The Nomination, Compensation and Governance Committee believes that these plans are appropriate because they cover both the Named Executive Officers and rank-and-file employees.
Tax Matters. Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual’s compensation exceeds $1 million, subject to certain exceptions, including one for “performance-based compensation.” Generally, the Nomination, Compensation and Governance Committee seeks to maximize executive compensation deductions for federal income tax purposes. However, the discretionary nature of the Company’s cash incentive awards may result in an amount of compensation not being deductible under Section 162(m) of the Internal Revenue Code. Management and the Nomination, Compensation and Governance Committee believe that there may be circumstances in which the provision of compensation that is not fully deductible but provides a stronger alignment of awards with performance achieved through a discretionary process warrants the lost deduction. The Nomination, Compensation and Governance Committee believes that none of M&T Bank Corporation’s executive officers received compensation in 2007 that was nondeductible under Section 162(m) of the Internal Revenue Code.

NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE REPORT
The Nomination, Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Nomination, Compensation and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
This report was adopted on February 19, 2008 by the Nomination, Compensation and Governance Committee of the Board of Directors:
Jorge G. Pereira, Chairman
Brent D. Baird
Robert T. Brady
Michael D. Buckley

Summary Compensation Table. The following table contains information concerning the compensation earned by M&T Bank Corporation’s Named Executive Officers in the fiscal years ended December 31, 2007 and 2006.
2007 and 2006 Summary Compensation Table

							Change in
							Pension
						Non-	Value and
						Equity	Nonqualified
						Incentive	Deferred
						Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation		Total
(1)		($)	($)(2)	($)(3)(4)	($)(3)(4)	($)	($)(5)	($)(6)		($)

Robert G. Wilmers	2007	646,154	275,000	0	0	0	166,737	64,825	(7)	1,152,716
Chairman of the Board and Chief Executive Officer of M&T Bank Corporation and M&T Bank	2006	600,000	550,00	0	0	0	165,195	59,777		1,374,972

René F. Jones	2007	281,154	235,000	0	403,917	0	834	43,065	(8)	963,970
Executive Vice President and Chief Financial Officer of M&T Bank Corporation and M&T Bank	2006	232,308	275,000	0	351,813	0	1,585	43,108		903,814

Michael P. Pinto	2007	542,308	225,000	0	1,279,068	0	34,287	233,778	(9)	2,314,441
Vice Chairman of the Board, and Chairman and Chief Executive Officer of the Mid-Atlantic Division of M&T Bank; Vice Chairman of the Board of M&T Bank Corporation	2006	450,000	450,000	0	1,115,157	0	35,983	250,005		2,301,145

Mark J. Czarnecki	2007	542,308	225,000	0	1,084,076	0	37,393	38,627	(10)	1,927,404
President of M&T Bank Corporation and M&T Bank	2006	400,962	450,000	0	772,121	0	39,793	36,026		1,698,902

Brian E. Hickey	2007	299,231	255,000	300,121	900,758	0	82,900	42,753	(11)	1,880,763
Executive Vice President of M&T Bank Corporation and M&T Bank

(1)	Principal positions reflect positions held during 2007. Effective as of January 1, 2007, Mr. Wilmers assumed the additional title of Chief Executive Officer of M&T Bank Corporation and M&T Bank, while Mr. Pinto assumed the title of Vice Chairman of the Board of M&T Bank Corporation, and Mr. Czarnecki became President of M&T Bank Corporation and M&T Bank. Also, because Mr. Hickey was not a Named Executive Officer for 2006, pursuant to proxy rules, only his 2007 compensation information is included.

(2)	Bonuses earned in 2007 were awarded in 2008, and bonuses earned in 2006 were awarded in 2007.

(3)	The amounts indicated represent the aggregate dollar amount of compensation expense related to equity awards to each of the Named Executive Officers that was recognized by M&T Bank Corporation during 2007. The determination of this equity expense is based on the methodology set forth in Note 10 to the Financial Statements of M&T Bank Corporation in its Annual Report on Form 10-K, which was filed with the SEC on February 21, 2008.

(4)	Equity awards are expensed over four years using graduated declining percentages of 40%, 30%, 20% and 10%, respectively. For participants in M&T Bank Corporation’s stock-based compensation plans who reach 55 years of age with ten years of service, equity awards are expensed at 100%.

(5)	The assumptions used to calculate the change in pension value are the same as those used under Statement of Financial Accounting Standards No. 87, “Employers’ Accounting for Pensions,” as of December 31, 2007, assuming that all Named Executive Officers continue to work until their normal retirement age, or their current age, if later, and no pre-retirement decrements are assumed. The present value of accrued benefits as of December 31, 2007 is calculated assuming the executive commences his accrued benefit earned through December 31, 2007 at normal retirement age, or his current age, if earlier. For the December 31, 2007 calculation, the mortality assumption beginning at normal retirement age is based on the RP-2000 combined mortality table and the discount rate assumption is 6.0%. For the December 31, 2006 calculation, the mortality assumption beginning at normal retirement age was based on the RP-2000 combined healthy mortality table with no adjustments and the discount rate assumption was 5.75%. Normal retirement age is assumed to be age 65 for the Named Executive Officers except for Mr. Wilmers. Mr. Wilmers’ normal retirement age is considered to be 73, his current age.

(6)	Includes a $10,125 contribution in 2007 for each of the Named Executive Officers by M&T Bank Corporation to the Retirement Savings Plan, a qualified defined contribution plan providing for salary reduction contributions by participants and matching contributions by participating employers. Includes a $5,625 credit by M&T Bank Corporation under the M&T Bank Corporation Supplemental Retirement Savings Plan (the “Supplemental Retirement Savings Plan”) for the benefit of each of the Named Executive Officers. Includes a $9,563 contribution in 2007 for Mr. Jones by M&T Bank Corporation to the Retirement Accumulation Account portion of the Retirement Savings Plan, a qualified defined contribution plan providing retirement contributions for employees by participating employees based on years of service. Includes a $5,312 credit for Mr. Jones by M&T Bank Corporation under the Supplemental Retirement Accumulation Account portion of the Supplemental Retirement Savings Plan. Includes the following insurance premiums paid by M&T Bank Corporation in 2007 in respect of term life insurance for the benefit of the following Named Executive Officers: Mr. Hickey — $490; Mr. Jones — $1,140; Mr. Pinto — $2,622; Mr. Czarnecki — $2,622; and Mr. Wilmers — $6,180. Also includes a tax gross-up associated with Mr. Pinto’s moving expenses in the amount of $45,676.

(7)	Perquisites for Mr. Wilmers included club membership dues and expenses, parking, meals, and expenses associated with an apartment in Buffalo, New York. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Wilmers.

(8)	Perquisites for Mr. Jones included club membership dues and expenses, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Jones.

(9)	Perquisites for Mr. Pinto included club membership dues, tax preparation expenses, parking, meals, moving expenses associated with relocating to Baltimore, Maryland and a tax gross-up. The perquisite exceeding the greater of $25,000 or 10% of total perquisites provided to Mr. Pinto included the moving expenses ($148,258).

(10)	Perquisites for Mr. Czarnecki included club membership dues and expenses, tax preparation, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Czarnecki.

(11)	Perquisites for Mr. Hickey included club membership dues and expenses, tax preparation, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Hickey.
The Summary Compensation Table includes direct, equity and additional compensation. No Named Executive Officer has any employment agreement and, except as otherwise described in this Proxy Statement, any understanding or arrangement regarding his compensation or employment.
Total cash compensation, as measured by salary and bonus, is based on M&T Bank Corporation’s performance as well as employee performance and certain other factors as described in the section entitled “Compensation Discussion and Analysis.” For the Named Executive Officers, total cash compensation as a percentage of total compensation is as follows: Mr. Wilmers — 79.9%; Mr. Jones — 53.5%; Mr. Pinto — 33.2%; Mr. Czarnecki — 39.8%; and Mr. Hickey — 29.5%. Other than for Mr. Wilmers who did not receive a stock award in 2007, the percentage of total cash compensation to total compensation for the Named Executive Officers indicates the emphasis that is placed on stock-based compensation.
The vesting of stock awards occurs on a graduated basis with 10% vesting one year after the grant date, an additional 20% vesting two years after the grant date, an additional 30% vesting three years after the grant date and the remaining 40% vesting four years after the grant date. M&T Bank Corporation’s stock-based compensation plans provide for accelerated vesting only in cases of death, disability, retirement or a change-of-control.
There were no material modifications to M&T Bank Corporation’s stock-based compensation plans, programs or practices within the past year except as described in the section entitled “Compensation Discussion and Analysis” with respect to providing executive officers an opportunity to receive a portion of any 2007 and 2008 equity award they may receive in the form of restricted stock. There were no repricings, extensions of exercise periods or change of vesting or forfeiture conditions. No Named Executive Officer had any equity forfeitures.

Grants of Plan-Based Awards. The following table reflects the terms of compensation plan-based awards granted to Named Executive Officers in 2007.
2007 Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:		Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number	Number of	Exercise	Value of
		Under Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	Price of	Stock and
	Grant	Plan Awards			Plan Awards			of Stock	Underlying	Option	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
		($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($) (1)

Robert G. Wilmers	—	0	0	0	0	0	0	0	0	0	0

René F. Jones	1/31/2007	0	0	0	0	0	0	0	15,740	121.31	450,007

Michael P. Pinto	1/31/2007	0	0	0	0	0	0	0	52,466	121.31	1,500,003

Mark J. Czarnecki	1/31/2007	0	0	0	0	0	0	0	52,466	121.31	1,500,003

Brian E. Hickey	1/31/2007	0	0	0	0	0	0	2,474	13,991	121.31	700,124

(1)	The valuation of stock and stock option awards is based on the methodology set forth in Note 10 to the Financial Statements of M&T Bank Corporation in its Annual Report on Form 10-K, which was filed with the SEC on February 21, 2008.
Stock Options granted to the Named Executive Officers in 2007 were under the 2005 Incentive Compensation Plan. As described in the section entitled “Compensation Discussion and Analysis,” there was no stock award for Mr. Wilmers in 2007.
Vesting of the stock awards granted to the Named Executive Officers in 2007 occurs on a graduated basis with 10% vesting one year after the grant date, an additional 20% vesting two years after the grant date, an additional 30% vesting three years after the grant date and the remaining 40% vesting four years after the grant date. The portion of stock options granted in the form of incentive stock options have a ten-year term and will expire on January 31, 2017 whereas the remaining nonqualified stock options have a term of ten years and one day and will expire on February 1, 2017. The 2005 Incentive Compensation Plan allows for accelerated vesting only in cases of death, disability, retirement or a change-of-control.
M&T Bank Corporation determines the value of stock options using the binomial valuation financial measurement. For stock options granted to the Named Executive Officers in 2007, the binomial value was $28.59 for each option to purchase a share of Common Stock.

Outstanding Equity Awards at Fiscal Year-End. The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2007 for the Named Executive Officers.
Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards					Stock Awards
			Equity					Equity	Equity
			Incentive					Incentive	Incentive
			Plan Awards:				Market	Plan Awards:	Plan Awards:
	Number of	Number of	Number of			Number of	Value of	Number of	Marked or Payout
	Securities	Securities	Securities			Shares or	Shares or	Unearned Shares,	Value of Unearned
	Underlying	Underlying	Underlying			Units of	Units of	Units or Other	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	That Have Not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested
		(1)	(#)	($)		(#)(2)	($)	($)	($)

Robert G. Wilmers	100,000	0	0	44.2063	1/20/2008	0	0	0	0
	80,000	0	0	49.50	1/19/2009	0	0	0	0
	100,000	0	0	42.00	1/18/2010	0	0	0	0
	79,709	0	0	65.80	1/16/2011	0	0	0	0
	20,291	0	0	68.31	2/20/2011	0	0	0	0
	90,000	0	0	75.80	1/15/2012	0	0	0	0

René F. Jones	3,000	0	0	44.2063	1/20/2008	0	0	0	0
	5,000	0	0	49.50	1/19/2009	0	0	0	0
	2,410	0	0	42.00	1/18/2010	0	0	0	0
	20,000	0	0	65.80	1/16/2011	0	0	0	0
	15,000	0	0	75.80	1/15/2012	0	0	0	0
	15,000	0	0	80.23	1/21/2013	0	0	0	0
	8,992	5,995	0	91.75	1/20/2014	0	0	0	0
	3,229	7,537	0	101.80	1/18/2015	0	0	0	0
	1,316	11,852	0	108.93	1/17/2016	0	0	0	0
	0	15,740	0	121.31	1/31/2017	0	0	0	0

	Option Awards					Stock Awards
			Equity					Equity	Equity
			Incentive					Incentive	Incentive
			Plan Awards:				Market	Plan Awards:	Plan Awards:
	Number of	Number of	Number of			Number of	Value of	Number of	Marked or Payout
	Securities	Securities	Securities			Shares or	Shares or	Unearned Shares,	Value of Unearned
	Underlying	Underlying	Underlying			Units of	Units of	Units or Other	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	That Have Not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested
		(1)	(#)	($)		(#)(2)	($)	($)	($)

Michael P. Pinto	2,260	0	0	44.2063	1/20/2008	0	0	0	0
	45,000	0	0	49.50	1/19/2009	0	0	0	0
	65,000	0	0	42.00	1/18/2010	0	0	0	0
	51,810	0	0	65.80	1/16/2011	0	0	0	0
	13,190	0	0	68.31	2/20/2011	0	0	0	0
	65,000	0	0	75.80	1/15/2012	0	0	0	0
	65,000	0	0	80.23	1/21/2013	0	0	0	0
	38,965	25,978	0	91.75	1/20/2014	0	0	0	0
	5,231	47,083	0	108.93	1/17/2016	0	0	0	0
	0	52,466	0	121.31	1/31/2017	0	0	0	0
	22,980	0	0	49.50	1/19/2009	0	0	0	0

Mark J. Czarnecki	22,980	0	0	49.50	1/19/2009	0	0	0	0
	39,854	0	0	65.80	1/16/2011	0	0	0	0
	10,146	0	0	68.31	2/20/2011	0	0	0	0
	45,000	0	0	75.80	1/15/2012	0	0	0	0
	45,000	0	0	80.23	1/21/2013	0	0	0	0
	26,976	17,984	0	91.75	1/20/2014	0	0	0	0
	3,622	32,603	0	108.93	1/17/2016	0	0	0	0
	0	52,466	0	121.31	1/31/2017	0	0	0	0

Brian E. Hickey	363	0	0	65.80	1/16/2011	0	0	0	0
	8,117	0	0	68.31	2/20/2011	0	0	0	0
	33,681	0	0	75.80	1/15/2012	0	0	0	0
	35,000	0	0	80.23	1/21/2013	0	0	0	0
	20,981	13,988	0	91.75	1/20/2014	0	0	0	0
	2,829	25,463	0	108.93	1/17/2016	0	0	0	0
	0	13,991	0	121.31	1/31/2017	2,474	201,804.18	0	0

(1)	The unexercisable stock options with the following expiration dates will vest as indicated below:

Expiration Date	Vesting Schedule

January 20, 2014	100% vested on January 20, 2008
January 18, 2015	42.85% vested on January 18, 2008 and the remaining 57.14% will vest on January 18, 2009
January 17, 2016	22.22% vested on January 17, 2008, an additional 33.32% will vest on January 17, 2009 and the remaining 44.44% will vest on January 17, 2010
January 31, 2017	10% vested on January 31, 2008, an additional 20% will vest on January 31, 2009, an additional 30% will vest on January 31, 2010 and the remaining 40% will vest on January 31, 2011
(2)	The 2,474 shares of restricted stock that have not vested will vest as follows: 10% on January 31, 2008, an additional 20% on January 31, 2009, an additional 30% on January 31, 2010, and the remaining 40% on January 31, 2011.
Option Exercises and Stock Vested. The following table sets forth the number of stock option awards exercised and the value realized upon exercise during 2007 for the Named Executive Officers, as well as the number of stock awards vested and the value realized upon vesting.
2007 Options Exercised and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired	Realized on
Name	Exercise	Exercise	on Vesting	Vesting
		($)(1)	(#)	($)

Robert G. Wilmers	100,000	9,007,000	0	0
René F. Jones	0	0	0	0
Michael P. Pinto	3,440	312,558	0	0
Mark J. Czarnecki	0	0	0	0
Brian E. Hickey	0	0	0	0

(1)	Based upon the difference between the closing price of the Common Stock on the New York Stock Exchange on the date or dates of exercise and the exercise price or prices for the stock options.

Pension Benefits. The following table sets forth the present value of the accumulated pension benefits for the Named Executive Officers.
2007 Pension Benefits (1)

		Number of	Present	Payments
		Years	Value of	during
		Credited	Accumulated	Last Fiscal
Name	Plan Name	Service	Benefit	Year
		(#)	($)	($)
Robert G. Wilmers	Qualified Pension Plan	24	1,190,947	0
	Supplemental Pension Plan	24	207,303	0

René F. Jones	Qualified Pension Plan	13	76,541	0
	Supplemental Pension Plan	0	0	0

Michael P. Pinto	Qualified Pension Plan	22	329,539	0
	Supplemental Pension Plan	22	72,129	0

Mark J. Czarnecki	Qualified Pension Plan	27	409,673	0
	Supplemental Pension Plan	27	79,260	0

Brian E. Hickey	Qualified Pension Plan	13	241,173	0
	Individual Pension Agreement	13	335,912	0

(1)	The assumptions used to calculate the present value of accumulated benefits are the same as those used under Statement of Financial Accounting Standards No. 87, “Employers’ Accounting for Pensions,” as of December 31, 2007, assuming that all Named Executive Officers continue to work until their normal retirement age, or their current age, if later, and no pre-retirement decrements are assumed. The present value of accrued benefits as of December 31, 2007 is calculated assuming the executive commences his accrued benefit earned through December 31, 2007 at normal retirement age, or his current age, if earlier. For the December 31, 2007 calculation, the mortality assumption beginning at normal retirement age is based on the RP-2000 combined mortality table and the discount rate assumption is 6.0%.
Normal retirement age is assumed to be age 65 for purposes of the Qualified Pension Plan and the Supplemental Pension Plan for the Named Executive Officers except for Mr. Wilmers. Mr. Wilmers’s normal retirement age is considered to be age 73, his current age. For purposes of his Individual Pension Agreement, Mr. Hickey’s normal retirement age is considered to be 65.
Overview of Pension Plan. M&T Bank Corporation maintains two defined benefit pension plans. One is the M&T Bank Corporation Pension Plan, which provides funded, tax-qualified benefits to all eligible employees up to the limits on compensation and benefits under the Internal Revenue Code (the “Qualified Pension Plan”). The second is the M&T Bank Corporation Supplemental Pension Plan, which provides unfunded, non-qualified benefits to select management and highly compensated employees of M&T Bank Corporation in excess of what may be provided under the Qualified Pension Plan because of the limits placed on compensation that may be used to calculate benefits under that plan in accordance with the Internal Revenue Code, but based on a maximum compensation level of $350,000 (the “Supplemental Pension Plan”). In addition, M&T Bank Corporation has agreed to provide, on an unfunded basis, a supplemental retirement benefit to Mr. Hickey (the “Individual Pension Agreement”). The Individual Pension Agreement was entered into at the time Mr.

Hickey was recruited to join M&T Bank Corporation. Benefits earned under the Individual Pension Agreement are offset by benefits earned under the Qualified Pension Plan and the Supplemental Pension Plan.
Effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005. Benefits accrued under the prior formula as of December 31, 2005 were frozen and all Qualified Pension Plan participants, including the Named Executive Officers, were given a one-time election to remain in the Qualified Pension Plan and earn future benefits under a new reduced pension benefit formula, or to retain the frozen benefit in the Qualified Pension Plan and earn future benefits under a new defined contribution program, the Retirement Accumulation Account, in which qualifying participants are credited a percentage of total pay based on length of service. The reduction in future Qualified Pension Plan benefits that accompanied this change in retirement program structure implemented a strategy to provide a competitive level of defined benefit pension benefits and to shift the retirement program from a defined benefit emphasis toward a defined contribution pension approach for future employees. Of the Named Executive Officers, Messrs. Wilmers, Pinto, Czarnecki and Hickey elected to remain in the Qualified Pension Plan; Mr. Jones elected to participate in the Retirement Accumulation Account for future benefits. No executive is eligible to earn future benefits in both the Qualified Pension Plan and the Retirement Accumulation Account.
Explanation of Pension Benefits Table. The Pension Benefits Table indicates, for the Qualified Pension Plan, the Supplemental Pension Plan and the Individual Pension Agreements, the Named Executive Officer’s number of years of credited service, present value of accumulated benefit and any payments made during the year ended December 31, 2007.
The amounts indicated in the column entitled “Present Value of Accumulated Benefit” represent the lump-sum value as of December 31, 2007 of the annual benefit that was earned by the Named Executive Officers as of December 31, 2007, assuming payment begins at each executive’s normal retirement age, or their current age, if later. The normal retirement age is defined as age 65 in the Qualified Pension Plan, the Supplemental Pension Plan and the Individual Pension Agreement. Certain assumptions were used to determine the present value of accumulated benefits payable at normal retirement age. Those assumptions are described in the footnote to the Pension Benefits Table.
The following describes the material factors necessary to understand the pension benefits that are provided to the Named Executive Officers under the Qualified Pension Plan, the Supplemental Pension Plan and the Individual Pension Agreement.
Qualified Pension Plan. The Qualified Pension Plan is designed to provide tax-qualified pension benefits for a broad base of M&T Bank Corporation’s employees. It continues to provide ongoing, future pension benefits to plan participants, including Messrs. Hickey, Pinto, Czarnecki and Wilmers, who elected to remain in the Qualified Pension Plan for periods on and after January 1, 2006. Mr. Jones has an accrued benefit under the Qualified Pension Plan as of December 31, 2005, but has ceased to earn any benefit accrual service and any further benefit under the Qualified Pension Plan as of January 1, 2006. Benefits under the Qualified Pension Plan are determined under the following formula and are expressed as a single life annuity payable at normal retirement:
The participant’s retirement benefit is the total of (a) and (b) where:
(a)	equals the Participant’s accrued benefit as of December 31, 2005, and

(b)	equals the sum of the annual pension credits earned by the participant under the following formula, for each plan year of service beginning on and after

January 1, 2006:
(i)	1% of compensation for the plan year, plus

(ii)	0.35% of compensation for the plan year in excess of 50% of that year’s Social Security Wage Base
“Compensation” generally is the compensation reported on Form W-2 in the box for wages, tips and other compensation plus pre-tax salary reduction contributions under the Retirement Savings Plan and the M&T Bank Corporation Flexible Benefits Plan. In calculating a participant’s benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury may not be considered. That limit (the “IRS Compensation Limit”) was $225,000 for 2007. In addition, benefits provided under the Qualified Pension Plan may not exceed a benefit limit under the Internal Revenue Code (which was $180,000 payable as a single life annuity beginning at normal retirement age in 2007). The “Social Security Wage Base” is the maximum amount of annual earnings or wages that is subject to the old age, survivors and disability insurance taxes (that is in effect under the Social Security Act at the beginning of the plan year.
A participant is eligible for early retirement under the Qualified Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service. An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age. At December 31, 2007, Mr. Hickey had attained eligibility for early retirement under the Qualified Pension Plan, and Messrs. Pinto, Czarnecki and Jones were not eligible for early retirement. The Named Executive Officers are not eligible for unreduced Qualified Pension Plan benefits at any age before normal retirement age.
Mr. Wilmers is working beyond his normal retirement age. As such, he is continuing to earn benefits under the Qualified Pension Plan based on the benefit formula and other plan provisions described herein.
Benefits under the Qualified Pension Plan are 100% vested after an employee has completed at least five years of service. All of the Named Executive Officers are 100% vested in their benefits in the Qualified Pension Plan.
M&T Bank Corporation does not credit service in the Qualified Pension Plan beyond the actual number of years an employee has participated in the plan or the plan of an acquired bank that was merged into the Qualified Pension Plan. The years of credited service for all of the Named Executive Officers are based only on their service while eligible for participation in the Qualified Pension Plan or the prior pension plan of an acquired bank. Generally, a participant must be paid for at least 1,000 hours of work during a plan year to be credited with a year of service for purposes of the Qualified Pension Plan.
Benefits under the Qualified Pension Plan are paid over the lifetime of the Named Executive Officer or the lifetimes of the Named Executive Officer and a beneficiary, as elected by the Named Executive Officer. If the Named Executive Officer is married on the date payments are to begin under the Qualified Pension Plan, payment will be in the form of a joint and 50% survivor annuity with the spouse as beneficiary unless the Named Executive Officer elects another form of payment with the consent of the spouse. If benefits are paid in a form in which a benefit is to be paid to a beneficiary after the death of the Named Executive Officer, benefits are reduced from the amount payable as a lifetime benefit solely to the Named Executive Officer in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan. The Qualified Pension Plan generally does not make distributions in the form of a one-time lump sum payment. A participant’s benefit is payable as an annuity with monthly benefit payments unless the present value of the normal retirement benefit is less than $5,000.
Benefits under the Qualified Pension Plan are funded by an irrevocable, tax-exempt trust. The Qualified Pension Plan benefits of all participants, including those benefits of Named Executive Officers, are payable from the assets held by the tax-exempt trust.
Supplemental Pension Plan. The Supplemental Pension Plan is designed to provide participants with benefits that cannot be provided under the Qualified Pension Plan because of the IRS Compensation Limit. The Supplemental Pension Plan provides a benefit that is equal to the difference between the pension benefit that would be provided under the Qualified Pension Plan if the IRS Compensation Limit did not exist, and the benefit actually provided under the Qualified Pension Plan. The eligible compensation that may be considered under the Supplemental Pension Plan formula is limited to $350,000. The pension benefit under the Supplemental Pension Plan is reduced in the same manner as under the Qualified Pension Plan if it begins to be paid before normal retirement age and continues to accrue in the same manner as under the Qualified Pension Plan if it begins to be paid after the normal retirement age. The vesting schedule in the Supplemental Pension Plan is the same as in the Qualified Pension Plan and all of the Named Executive Officers are 100% vested in their benefits in the Supplemental Pension Plan.
Benefits payable under the Supplemental Pension Plan are payable at the time and in the form as elected by the Named Executive Officer to comply with Section 409A of the Internal Revenue Code, but in no event may benefits begin prior to a Named Executive Officer’s separation from service. Generally, benefits under the Supplemental Pension Plan are paid over the lifetime of the Named Executive Officer or the lifetimes of the Named Executive Officer and a beneficiary, as elected by the Named Executive Officer. The Supplemental Pension Plan does allow a Named Executive Officer to elect to receive the benefit due under the plan in the form of a one-time lump sum payment. If benefits are paid in a form in which a benefit is to be paid to a beneficiary after the death of the Named Executive Officer, benefits are reduced from the amount payable as a lifetime benefit solely to the Named Executive Officer in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan. If benefits are paid as a lump sum payment, benefits are adjusted from the amount payable as a lifetime benefit solely to the Named Executive Officer in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan.
Service is determined under the Supplemental Pension Plan in the same manner as under the Qualified Pension Plan, as described above.
Of the Named Executive Officers, Messrs. Pinto, Czarnecki, Hickey and Wilmers elected to continue to participate in the revised Qualified Pension Plan effective January 1, 2006, and, as such, they continue to be participants in the Supplemental Pension Plan. As described below, the effect of the Individual Pension Agreement in which Mr. Hickey participates is that he will not receive any benefits from the Supplemental Pension Plan.
Mr. Jones elected to discontinue his future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the qualified Retirement Accumulation Account effective January 1, 2006. M&T Bank Corporation maintains a defined contribution nonqualified Retirement Accumulation Account (the “Supplemental RAA”) that is designed to provide participants with contributions that cannot be provided under the qualified Retirement Accumulation Account because of the IRS Compensation Limit. Annual compensation under the Supplemental RAA is also limited to $350,000. Mr. Jones participated in the Supplemental RAA in 2007 and was credited with a contribution for 2007 as reported below under the discussion of 2007 Nonqualified Deferred Compensation Plans.

The Supplemental Pension Plan and Supplemental RAA are unfunded and maintained as book reserve accounts. No funds are set aside in a trust or otherwise; participants in the Supplemental Pension Plan and Supplemental RAA are general creditors of M&T Bank Corporation with respect to the payment of their benefits in the Supplemental Pension Plan or Supplemental RAA.
Individual Pension Agreement. In addition to retirement benefits under the Qualified Pension Plan, M&T Bank Corporation has agreed, on a nonqualified, unfunded basis, to pay a supplemental pension benefit to Mr. Hickey. The agreement provides a pension benefit in an amount equal to the difference between a benefit calculated under the Qualified Pension Plan formula with credit for an additional five years of benefit service, and the total amount payable to him from the Qualified Pension Plan and the Supplemental Pension Plan. As a result of these reductions, no benefits will be payable to Mr. Hickey from the Supplemental Pension Plan. For purposes of the Individual Pension Agreement, compensation is defined in the same manner as in the Qualified Pension Plan, without regard to any limitation.
Generally, benefits under Mr. Hickey’s Individual Pension Agreement are paid over his lifetime or over the combined lifetimes of Mr. Hickey and a beneficiary as he may elect. The Individual Pension Agreement allows Mr. Hickey to elect to receive the benefit due under the plan in the form of a one-time lump sum payment. If benefits are paid in a form in which a benefit is to be paid to a beneficiary after Mr. Hickey’s death, benefits are reduced from the amount payable as a lifetime benefit solely to Mr. Hickey in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan.
Service is determined under the Individual Pension Agreement in the same manner as under the Qualified Pension Plan, as described above.
Benefits provided under the Individual Pension Agreement are unfunded and maintained as a book reserve account. No funds are set aside in a trust or otherwise; the participant is a general creditor of M&T Bank Corporation with respect to the payment of his Individual Pension Agreement benefits.

Nonqualified Deferred Compensation. The following table sets forth contributions, earnings and year-end balances for 2007 with respect to nonqualified deferred compensation plans for the Named Executive Officers.
2007 Nonqualified Deferred Compensation

		Executive	Registrant
		Contri-	Contri-	Aggregate	Aggregate	Aggregate
		butions	butions	Earnings	Withdrawals/	Balance at
Name	Plan Name	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
		($)(1)	($)(2)	($)(3)	($)	($)(4)

Robert G. Wilmers	Supplemental 401(k)	12,500	5,625	(129,977)	0	288,497
	Supplemental RAA	0	0	0	0	0
	Deferred Bonus Plan	0	0	0	0	0

René F. Jones	Supplemental 401(k)	7,500	5,625	(10,967)	0	29,635
	Supplemental RAA	0	5,312	(1,544)	0	8,318
	Deferred Bonus Plan	0	0	1,088	88,687	22,803

Michael P. Pinto	Supplemental 401(k)	7,500	5,625	3,197	0	103,407
	Supplemental RAA	0	0	0	0	0
	Deferred Bonus Plan	0	0	52,223	0	509,265

Mark J. Czarnecki	Supplemental 401(k)	7,500	5,625	2,088	0	86,300
	Supplemental RAA	0	0	0	0	0
	Deferred Bonus Plan	0	0	0	0	0

Brian E. Hickey	Supplemental 401(k)	25,000	5,625	10,308	0	159,633
	Supplemental RAA	0	0	0	0	0
	Deferred Bonus Plan	0	0	6,370	31,853	133,716

(1)	The Supplemental 401(k) contributions were based on the Named Executive Officers’ deferral elections and the salaries shown in the Summary Compensation Table. The salaries in the Summary Compensation Table include these contributions.

(2)	This column represents M&T Bank Corporation’s matching contributions credited to the accounts of the Named Executive Officers during 2007 in respect of the Named Executive Officers’ contributions. These values are also reflected in the “All Other Compensation” column of the Summary Compensation Table.

(3)	This column reflects earnings or losses on plan balances in 2007. Earnings may increase or decrease depending on the performance of the elected hypothetical investment options. Earnings on these plans are not “above-market” and thus are not reported in the Summary Compensation Table. Plan balances may be hypothetically invested in various mutual funds and Common Stock as described below. Investment returns on those funds and Common Stock ranged from (31.53%) to 21.35% for the year ended December 31, 2007.

(4)	This column represents the year-end balances of the Named Executive Officers’ nonqualified deferred compensation accounts. These balances include Named Executive Officers’ and M&T Bank Corporation’s contributions that were included in the Summary Compensation tables in previous years. Amounts in this column include earnings that were not previously reported in the Summary Compensation Table because they were not “above-market” earnings.

Overview of Nonqualified Deferred Compensation Plans. M&T Bank Corporation maintains two Nonqualified Deferred Compensation Plans: the Supplemental Retirement Savings Plan, or “Supplemental RSP,” and the Deferred Bonus Plan.
The Supplemental RSP consists of two parts, a supplemental 401(k) portion (“Supplemental 401(k) Plan”) and a supplemental Retirement Accumulation Account portion (“Supplemental RAA”). Both portions mirror the provisions of the tax-qualified defined contribution plan maintained by M&T Bank Corporation and provide unfunded, non-qualified benefits to select management and highly compensated employees of M&T Bank Corporation in excess of the limits applicable to the tax-qualified plan, but based on a maximum compensation level of $350,000. The Supplemental RSP is maintained as a book reserve account. No funds are set aside in a trust or otherwise; participants in the Supplemental RSP are general creditors of M&T Bank Corporation with respect to the payment of their benefits in the Supplemental RSP.
The Deferred Bonus Plan allows select members of management and highly compensated employees of M&T Bank Corporation to defer all or a portion of an annual bonus they receive under an M&T Bank Corporation bonus or incentive plan.
Retirement Savings Plan. M&T Bank Corporation maintains the Retirement Savings Plan as a tax-qualified plan. The Retirement Savings Plan contains a 401(k) portion (the “Qualified 401(k) Plan”) that allows participants to defer compensation on a tax-deferred basis and receive a matching employer contribution, and a Retirement Accumulation Account portion (the “Qualified RAA”) under which M&T Bank Corporation makes contributions on behalf of participating employees based on their years of service.
Qualified 401(k) Plan. Under the Qualified 401(k) Plan, participants, including the Named Executive Officers may elect to contribute up to 50% of compensation on a pre-tax basis and, if they have completed at least one year of service, are eligible for an employer matching contribution. The employer match equals 100% of a participant’s contributions that do not exceed 3% of the participant’s compensation plus 50% of the participant’s contributions that exceed 3% but not 6% of the participant’s compensation. A participant’s contributions may not exceed the limit for pre-tax contributions under Internal Revenue Code Section 402(g) (the “IRS Contribution Limit”) of $15,500 for 2007. Compensation recognized under the Qualified 401(k) Plan may not exceed the IRS Compensation Limit discussed above. Participants are 100% immediately vested in the Qualified 401(k) Plan accounts attributable to their own contributions and the employer matching contributions and all earnings on both types of contributions. Participants may allocate their contributions and account balance among a variety of different investment funds that include various mutual funds and Common Stock and may reallocate their plan investments, both for new contributions and/or their account balance, among the investment options on a daily basis.
Qualifed RAA. As described above, the Qualified RAA was established effective January 1, 2006 when M&T Bank Corporation restructured its retirement programs. All participants in the Qualified Pension Plan, including the Named Executive Officers, were given a one-time election to remain in the Qualified Pension Plan and earn future benefits under a new pension benefit formula or participate in the new Qualified RAA. All employees that begin employment after June 30, 2004 are eligible to participate in the Qualified RAA and may not participate in the Qualified Pension Plan. Of the Named Executive Officers, Mr. Jones elected to participate in the Qualified RAA, while Messrs. Pinto, Czarnecki, Hickey and Wilmers elected to remain in the Qualified Pension Plan. No Named Executive Officer is

eligible to earn future benefits in both the Qualified Pension Plan and the Qualified RAA.
The Qualified RAA provides participants with an annual employer contribution that is based on an employee’s length of service with M&T Bank Corporation. In order to receive a contribution for a particular plan year, an employee must be a Qualified RAA participant, have completed at least 12 months of continuous service, have been paid for at least 1,000 hours during the plan year and be actively employed by M&T Bank Corporation or its affiliates on December 31st of the plan year. Contributions are based on 5-year service brackets and range from 2.25% of compensation for service between 1-5 years and 6.5% of compensation for service over 30 years. The Qualified RAA utilizes a graded vesting schedule under which a participant becomes vested in their account at a rate of 20% after two years, 40% after three years, 60% after four years and 100% after five years. Participants in the Qualified RAA have the ability to select from the same investment options offered under the Qualified 401(k) Plan and make investment allocation decisions on a daily basis.
Supplemental Retirement Savings Plans
Supplemental 401(k) Plan. The Supplemental 401(k) Plan provides unfunded, non-qualified benefits to select members of management and highly compensated employees of M&T Bank Corporation in addition to the benefits they may receive under the Qualified 401(k) Plan, which are restricted by the IRS Compensation Limit and the IRS Contribution Limit. All of the Named Executive Officers participate in the Supplemental 401(k) Plan.
For a given year, a participant may elect to contribute up to 50% of “Plan Compensation” received after the participant has attained a Plan Compensation minimum amount for the year. A participant elects the contribution percentage before the beginning of the year. A participant who contributes to the Qualified 401(k) Plan for a given year is credited with a matching employer contribution under the Supplemental 401(k) Plan determined under the same matching formula as in the Qualified 401(k) Plan. Plan Compensation has the same definition as compensation under the Qualified Pension Plan, but it also includes amounts deferred by participants under the Supplemental 401(k) Plan and the Deferred Bonus Plan. The maximum Plan Compensation amount that may be considered under the Supplemental RSP is $350,000. For 2007, each of the Named Executive Officers elected to contribute to the Supplemental 401(k) Plan after their Plan Compensation exceeded the IRS Compensation Limit for 2007. Each of the Named Executive Officers elected to contribute the maximum allowable employee contributions to the plan.
A participant is 100% immediately vested in the book reserve accounts attributable to his or her own contributions and the employer matching contributions and all earnings on both types of contributions. The Supplemental 401(k) Plan provides that a participant may elect to receive benefits at a specified age or date, upon separation from service, at death or disability, or at the earliest of these events. A participant may elect to receive benefits in the form of a single lump sum or in annual installments payable over 5 or 10 years. Elections are made with respect to each year’s contribution to the Supplemental 401(k) Plan prior to the beginning of each year. All payments from the Supplemental 401(k) Plan are made in the form of cash.
A participant in the Supplemental 401(k) Plan has the same investment options and capabilities to change investments as under the Qualified 401(k) Plan. Because the plan is unfunded and maintained as a book reserve account, investment returns on these book accounts are purely hypothetical and are allocated to a participant’s Supplemental 401(k) Plan accounts daily as if they were actually invested in the elected investment options.
M&T Bank Corporation does not credit service in the Supplemental 401(k) Plan beyond the actual number of years an employee is employed by M&T Bank Corporation or an acquired bank.

Supplemental RAA. The Supplemental RAA portion of the Supplemental RSP is designed to provide participants with benefits that cannot be provided under the Qualified RAA because of the IRS Compensation Limit. Mr. Jones is the only Named Executive Officer who participates in the Supplemental RAA. For a given year, the Supplemental RAA credits a contribution on behalf of a participant that is equal to the difference between (1) the contribution that would be provided on Plan Compensation under the Qualified RAA if the IRS Compensation Limit did not exist up to the Supplemental RSP Plan compensation limit of $350,000, and (2) the contribution actually provided under the RAA. Mr. Jones was credited with $5,312 for the 2007 plan year. The book reserve accounts attributable to Supplemental RAA contributions are subject to the same vesting schedule as the accounts in the Qualified RAA, and Mr. Jones is fully vested in his Supplemental RAA account. Supplemental RAA benefits are payable at the same time and form as under the Supplemental 401(k) Plan.
Participants in the Supplemental RAA have the ability to select from the same investment options offered under the Supplemental 401(k) Plan and make investment allocation decisions on a daily basis. Earnings are credited in the same manner and on the same basis as in the Supplemental 401(k) Plan.
M&T Bank Corporation does not credit service in the Supplemental RAA beyond the actual number of years an employee is employed by M&T Bank Corporation or an acquired bank.
Deferred Bonus Plan. The Deferred Bonus Plan allows select members of management and highly compensated employees of M&T Bank Corporation to defer all or a portion of an annual bonus award to which they may be entitled under an M&T Bank Corporation bonus or incentive plan. No Named Executive Officer participated in the Deferred Bonus Plan in 2007, although Messrs. Jones and Pinto have accounts in the Deferred Bonus Plan as of December 31, 2007 resulting from prior years’ deferrals.
Under the Deferred Bonus Plan, an eligible employee may elect to defer a specific percentage or a dollar amount of the award, with a minimum deferral of $10,000. A participant elects to defer the elected amount for a specific number of years between 5 and 20 and elects to receive the deferred account balance in a single lump sum or in annual installments over 5 or 10 years. If the participant’s employment ends prior to the time all deferrals have been distributed, the deferral period ends and payments commence in the form elected. Participants are always 100% vested in their deferred account balance.
Participants in the Deferred Bonus Plan have the ability to select from the same investment options offered under the Supplemental RSP and make investment allocation decisions on a daily basis. Earnings are credited in the same manner and on the same basis as in the Supplemental RSP, except that any investment in Common Stock may not be reallocated to another investment.
The Deferred Bonus Plan is unfunded and maintained as a book reserve account. Investment returns are purely hypothetical and are allocated to a participant’s Deferred Bonus Plan accounts as if they are invested in the elected investment options. No funds are set aside in a trust or otherwise. Participants in the Deferred Bonus Plan are general creditors of M&T Bank Corporation with respect to the payment of benefits under the Deferred Bonus Plan.
The Deferred Bonus Plan was amended in 2007 to eliminate new deferrals after 2007 with the exception of employees who had deferred for the 2005, 2006 or 2007 plan years. These employees may defer through 2009, at which time new deferrals will no longer be accepted under the plan. None of the Named Executive Officers is a member of the grandfathered group of employees.

Post-Employment Benefits. The following table indicates the potential post-employment payments and benefits for the Named Executive Officers if a change-of-control event had occurred on December 31, 2007.
Post-Employment Benefits

		Health Benefit	Value of Equity
Name	Severance Pay	Coverage	Awards	Total Benefits
	($)	($)	($)(1)	($)
Robert G. Wilmers	1,300,000	45,553	0	1,345,553
René F. Jones	570,000	12,886	0	582,886
Michael P. Pinto	1,100,000	17,655	0	1,117,655
Mark J. Czarnecki	1,100,000	14,410	0	1,114,410
Brian E. Hickey	600,000	17,439	201,804	819,243

(1)	As of December 31, 2007, all unvested stock options for the Named Executive Officers were out-of-the-money. Mr. Hickey has restricted shares for which the lapsing of restrictions would be accelerated upon a change-in-control or upon his death, disability or retirement.
Severance Pay Plan. M&T Bank Corporation maintains a Severance Pay Plan that provides eligible employees with post-employment severance payments and the continuation of certain employee benefits when a Qualifying Event occurs. A Qualifying Event is defined as any permanent, involuntary termination of a participant’s active employment with M&T Bank Corporation or its affiliates as a result of a reduction in force, restructuring, outsourcing or elimination of position, as determined by the Plan Administrator. Under the Severance Pay Plan, a Named Executive Officer, upon the occurrence of a Qualifying Event, is entitled to the continuation of his base pay for at least 52 weeks, but in no event more than 104 weeks as determined at the time of the Qualifying Event. The maximum amount of payment that could be made for each Named Executive Officer upon a Qualifying Event is shown in the Post-Employment Benefits table above based on his base salary as of December 31, 2007.
A Named Executive Officer who incurs a Qualifying Event is entitled to the continuation of certain benefits during the period in which severance payments are made, including, but not limited to medical, dental and vision insurance, life insurance and flex spending accounts. The maximum amount of value for these benefits for each Named Executive Officer as of December 31, 2007 is shown in the Post-Employment Benefits table above.
Accelerated Vesting of Equity Awards. Under M&T Bank Corporation’s various equity compensation plans, upon a change-in-control or death, disability or retirement, any employee, including the Named Executive Officers, would be immediately vested in any outstanding awards that were unvested at the time of the change-in- control or death, disability or retirement. The value attributable to outstanding awards as of December 31, 2007 that could become vested upon such an event for each Named Executive Officer is shown in the Post-Employment Benefits table above.
Conditions to Receipt of Post-Employment Benefits. There are no material conditions or obligations applicable to the receipt of the post-employment benefits described herein other than standard confidentiality obligations that are applicable to all employees generally.

Director Compensation. The following table contains information concerning the total compensation earned by each individual who served as a director of M&T Bank Corporation during 2007 other than directors who are also Named Executive Officers.
2007 Director Compensation

				Non-	Changes in Pension
				Equity	Value and
	Fees			Incentive	Nonqualified	All
	Earned			Plan	Deferred	Other
	or Paid	Stock	Option	Compen-	Compensation	Compen-
Name	in Cash	Awards	Awards	sation	Earnings	sation	Total
	($)(1)	($)(2)	($)	($)	($)	($)	($)
C. Angela Bontempo	279	72,721	0	0	0	0	73,000
Brent D. Baird	267	68,733	0	0	0	0	69,000
Patrick W.E. Hodgson	32,145	31,855	0	0	0	0	64,000
Reginald B. Newman, II	100	62,900	0	0	0	0	63,000
Richard G. King	31,188	30,812	0	0	0	0	62,000
Herbert L. Washington	31,126	30,874	0	0	0	0	62,000
Stephen G. Sheetz (3)	193	38,807	0	0	0	21,689	60,689
Robert J. Bennett	25,749	25,251	0	0	0	0	51,000
T. Jefferson Cunningham III	24,162	23,838	0	0	0	0	48,000
Richard E. Garman	223	46,777	0	0	0	0	47,000
Michael D. Buckley	23,166	22,834	0	0	0	0	46,000
Daniel R. Hawbaker	159	39,841	0	0	0	0	40,000
Jorge G. Pereira	19,247	18,753	0	0	0	0	38,000
Robert T. Brady	18,174	17,826	0	0	0	0	36,000
Eugene J. Sheehy (4)	34,000	0	0	0	0	0	34,000
Colm E. Doherty (4)	30,000	0	0	0	0	0	30,000

(1)	Pursuant to the terms of the M&T Bank Corporation Directors’ Stock Plan (the “Directors’ Stock Plan”), each director must elect to have either 50 or 100 percent of his or her fees earned for services as a director of M&T Bank Corporation and its subsidiaries paid in the form of Common Stock. The amounts listed show only the amount of fees paid in cash.
(2)	Reflects amount of fees paid in the form of Common Stock. The value of this Common Stock is the value as of the date of payment of the fees.
(3)	Mr. Sheetz received distributions of Common Stock and cash during 2007 from the 1992 Keystone Financial Inc. Directors Fees Plan (the “Keystone Directors Fees Plan”) and the 1991 Keystone Financial Inc. Directors Deferral Plan (the “Keystone Directors Deferral Plan”), respectively, which plans M&T Bank Corporation assumed in connection with its acquisition of Keystone.
(4)	The retainer and attendance fees attributable to Messrs. Doherty and Sheehy’s service as directors were paid in cash to AIB.

M&T Bank Corporation Directors’ Fees. Directors of M&T Bank Corporation who are not also salaried officers of M&T Bank Corporation or its subsidiaries receive an annual retainer of $20,000 plus an attendance fee of $2,000 for each meeting of the Board of Directors attended. Members of the Audit and Risk Committee (other than the chair) receive an additional annual retainer of $10,000, and the chair of the Audit and Risk Committee receives an additional annual retainer of $20,000. Directors who are members of a committee of the Board of Directors of M&T Bank Corporation receive $1,000 for each committee meeting attended, except members of the Audit and Risk Committee receive $3,000 for each Audit and Risk Committee meeting attended. All directors of M&T Bank Corporation are entitled to reimbursement for travel expenses incidental to their attendance at meetings.
Pursuant to the terms of the Directors’ Stock Plan, each director must elect to have 50 or 100 percent of his or her annual compensation for services as a director or advisory director of M&T Bank Corporation and its subsidiaries paid in the form of Common Stock. The number of shares of Common Stock paid is determined by dividing the amount of such compensation payable in shares of Common Stock by the closing price of Common Stock on the New York Stock Exchange on the business day immediately preceding the day the compensation is payable.
In connection with the acquisition of Allfirst on April 1, 2003, the Boards of Directors of M&T Bank Corporation and M&T Bank determined that the retainer and attendance fees of any director who serves as a designee of AIB on the Boards of Directors of M&T Bank Corporation or M&T Bank shall be paid to AIB in cash if such director is a salaried officer or employee of AIB or any of its subsidiaries, notwithstanding the terms of the Directors’ Stock Plan. As a result, the retainer and attendance fees attributable to Messrs. Doherty and Sheehy in 2007 were paid in cash to AIB.
M&T Bank Directors’ Fees. Directors of M&T Bank Corporation who also serve as directors of M&T Bank or its subsidiaries, or persons serving solely as directors of M&T Bank, if not salaried officers of M&T Bank Corporation or its subsidiaries, receive attendance fees for each board, council or committee meeting attended, unless any such meeting is held concurrently with board or committee meetings of M&T Bank Corporation, of which they are also a member. Except as described below, such attendance fees and the cash versus stock allocations are identical to the schedule of fees paid to directors of M&T Bank Corporation for board and committee meetings attended.
Mr. Baird, as a member of the Directors Advisory Council of the New York City Division of M&T Bank, received an annual retainer of $10,000 and a fee of $1,250 for each such meeting attended by him. Mr. Bennett, as a member of the Directors Advisory Council of the Central New York Division of M&T Bank, received a fee of $1,000 for each such meeting attended by him. Mr. Cunningham, as the chairman of the Directors Advisory Council of the Hudson Valley Division of M&T Bank, received a fee of $1,000 for each such meeting attended by him. All such directors of M&T Bank and its subsidiaries are entitled to reimbursement for travel expenses incidental to their attendance at meetings.
Nonqualified Deferred Compensation Arrangements. Mr. Hawbaker and Mr. Sheetz are participants of the Keystone Directors Fees Plan that was assumed by M&T Bank Corporation in connection with its acquisition of Keystone. The Keystone Directors Fees Plan is a nonqualified, unfunded plan under which a Keystone director could elect to defer directors’ fees in the form of phantom shares of Keystone’s common stock. Upon the acquisition of Keystone, the right of participants to receive Keystone common stock was converted to the right to receive Common Stock. Mr. Sheetz is entitled to receive annual distributions from his plan account over the ten-year period covering 2000 through 2009. In 2007, he received 245 shares of Common Stock. Mr. Hawbaker is also a participant in the Keystone Directors Fees Plan and his benefits will be paid upon his resignation or retirement as a director in the form of a single distribution.
In addition to the above, Mr. Sheetz is a participant in the Keystone Directors Deferral Plan, a nonqualified unfunded plan under which a director could elect to defer directors’ fees, with earnings being credited on deferrals based on the investment return of various mutual funds. Mr. Sheetz is entitled to receive annual distributions from his plan account over the ten-year period covering 2000 through 2009. In 2007 he received $2,094.
TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS
Mr. Wilmers is the beneficial owner of a 50 percent interest in certain entities which are unaffiliated with M&T Bank Corporation that own commercial aircraft which are leased to a commercial aviation service. From time to time, M&T Bank charters planes from the aviation service for business use by Mr. Wilmers. M&T Bank paid $469,921 to the aviation service for use of the aircraft in 2007. M&T Bank has determined that the fees paid to the aviation service for such business use of the aircraft are fair and competitive.
M&T Bank and Sheetz, Inc., a company of which Mr. Sheetz is the chairman and in which he has a 15 percent ownership interest, have an agreement whereby M&T Bank installs and maintains automated teller machines within certain convenience stores operated by Sheetz, Inc. and shares a portion of the revenue generated from those automated teller machines with Sheetz Inc. This agreement was entered into as a result of a competitive bidding process. In 2007, M&T Bank paid $1,268,498 to Sheetz, Inc. in connection with this arrangement. M&T Bank also leases real property located in Altoona, Pennsylvania from Sheetz, Inc. at a cost of $75,900 for 2007. This lease is believed to be on comparable terms for similar space similarly situated.
Directors and executive officers of M&T Bank Corporation and their associates are, as they have been in the past, customers of, and have had transactions with, the banking and other operating subsidiaries of M&T Bank Corporation, and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from M&T Bank Corporation’s subsidiary banks to such persons and their associates outstanding at any time since the beginning of 2007 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the banks or their subsidiaries, and did not involve more than normal risk of collectibility or present other unfavorable features.
In accordance with applicable NYSE listing standards that require that related party transactions be reviewed and evaluated by an appropriate group, the Nomination, Compensation and Governance Committee reviews, approves or ratifies all related party or affiliate transactions between M&T Bank Corporation and any of its affiliates, directors, officers and/or employees or in which any of such persons directly or indirectly is interested or benefited other than for extensions of credit otherwise covered by policies and procedures governed by Federal Reserve Regulation O. The Nomination, Compensation and Governance Committee determines whether a particular relationship serves the best interest of M&T Bank Corporation and its stockholders and whether the relationship should be continued. In addition, M&T Bank Corporation has a Code of Business Conduct and Ethics for its directors, officers, employees, as well as its agents and representatives, including consultants, which requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of M&T Bank Corporation. The Code of Business Conduct

and Ethics encourages individuals to report any illegal or unethical behavior that they observe. In addition, as described in the section entitled, “Board of Directors, Determination of Independence and Attendance,” such related party or affiliate transactions are considered by the Board of Directors in their review of director independence.
CORPORATE GOVERNANCE OF M&T BANK CORPORATION
The Board of Directors believes that the purpose of corporate governance is to ensure that stockholder value be maximized in a manner consistent with legal requirements and the highest standards of ethics and integrity. Recognizing the importance of corporate governance, the Board of Directors adopted corporate governance standards in July 1997 and has consistently adhered to corporate governance practices that the Board of Directors and executive management believe promote this purpose. The Board of Directors has evaluated and approved its corporate governance standards on an annual basis since their adoption, and in October 2003, adopted new Corporate Governance Standards as a result of new SEC and New York Stock Exchange requirements.
The Board of Directors last amended its Corporate Governance Standards in February 2004. The current Corporate Governance Standards are available on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. The Corporate Governance Standards address the qualifications and responsibilities of directors, board committee charters, a corporate disclosure policy, controls and procedures regarding financial reporting and disclosure, and separate codes of ethics for all employees and the chief executive officer and senior financial officers.
On February 20, 2007, the Board of Directors adopted an amendment to the bylaws of M&T Bank Corporation to institute a majority vote standard for the election of directors in uncontested elections. The amendment provides that if a nominee for director does not receive a majority of the votes cast (which includes votes to withhold authority but excludes abstentions) in an uncontested election, such director shall promptly tender his or her resignation to the Board of Directors. The Board of Directors will then determine whether or not to accept such resignation, taking into account the recommendation of the Nomination, Compensation and Governance Committee, and will publicly disclose via a press release or SEC filing its decision within 90 days of the certification of the election results.
The Board of Directors has designated the Nomination, Compensation and Governance Committee to discharge the Board of Directors’ responsibilities with respect to compensation, director nominations and corporate governance matters.
BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND ATTENDANCE
Board of Directors, Determination of Independence and Attendance. Pursuant to the Corporate Governance Standards, the Board of Directors undertook a review of director independence in April 2007. As a result of that review, the Board of Directors determined that 18 of its 24 then current members met the New York Stock Exchange standard for independence. Of the 20 nominees standing for election as directors at the 2008 Annual Meeting of Stockholders, all of whom are currently serving as such, 14 meet the New York Stock Exchange standard for independence. In making determinations of independence, the Board of Directors uses categorical standards to assist it in making independence determinations. Under these standards, absent other material relationships with M&T Bank Corporation that the Board of Directors believes jeopardize a director’s independence from management, a director will be independent unless the director or any of his or her immediate family members had any of the following relationships with M&T Bank Corporation: employment during any of the past three years (as an executive officer in the case of family members); the receipt of more than $100,000 per year in direct compensation (other than director fees and pension or other forms of deferred compensation for prior service not contingent upon continued service) during any of the past three years; affiliation or employment with a present or former internal or external auditor during any of the past three years; employment with another company where any executive officers of M&T Bank Corporation serve on that company’s compensation committee during any of the past three years; being an executive officer of a charitable organization to which M&T Bank Corporation contributed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues in any single fiscal year during the preceding three years; or being an executive officer of a company that makes payments to, or receives payments from, M&T Bank Corporation for property or services in a fiscal year in an amount in excess of the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues. In addition, if any business relationship described in the last clause of the preceding sentence is a lending relationship, deposit relationship, or other banking or commercial relationship between M&T Bank Corporation, on the one hand, and an entity with which the director or family member is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other hand, such relationships must meet the following criteria: (1) it must be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and (2) with respect to extensions of credit by M&T Bank Corporation to such entity: (a) such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Exchange Act and (b) no event of default has occurred and is continuing beyond any period of cure.
The Board of Directors considers all relevant facts and circumstances and the application of the categorical standards and, based on its review of this information, affirmatively determined that the directors identified below as “independent” do not have any material relationships with M&T Bank Corporation.
Following are the names of each current member of the Board of Directors for whom an affirmative determination of independence was made in 2007:

Brent D. Baird	Daniel R. Hawbaker
Robert J. Bennett	Patrick W.E. Hodgson
C.Angela Bontempo	Rchard G. King
Robert T. Brady	Reginald B. Newman, II
Michael D. Buckely	Jorge G. Pereira
Colm E. Doherty	Stephen G. Sheetz
Richard E. Garman	Herbert L. Washington
In connection with its independence determination for Mr. Sheetz, the Board of Directors considered the transactions between M&T Bank and Sheetz, Inc. described above under the caption, “TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS,” and because these transactions did not meet any of the thresholds set forth in the categorical standards, the Board of Directors made an affirmative determination of independence for Mr. Sheetz.
The Board of Directors held six meetings during 2007. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served that were held during the time such individual served as a director or a committee member.
It is the policy of M&T Bank Corporation that all members of the Board of Directors attend its Annual Meetings of Stockholders, absent exigent circumstances. All of the 20 nominees standing for election as directors at the 2008 Annual Meeting of Stockholders attended last year’s Annual Meeting of Stockholders.

Executive Sessions of the Board of Directors. The non-management directors of M&T Bank Corporation meet at regularly scheduled executive sessions without management. Mr. Pereira, vice chairman of the Board of Directors, presides at these meetings. In his absence, the non-management directors determine which of them will preside at such meeting.
Interested parties may make their concerns known directly to the presiding director or the non-management directors as a group by submitting their written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate such direct communications to the presiding director or the non-management directors as a group by reviewing, sorting and summarizing such communications. All such communications will be referred to the presiding director or the non-management directors as a group for consideration unless otherwise instructed by the presiding director or the non-management directors as a group.
Audit and Risk Committee. In addition to appointing the independent registered public accounting firm, the Audit and Risk Committee serves as the examining committee for M&T Bank, N.A. and reviews the activities of the Examining Committee of M&T Bank, the audit plan and scope of work of M&T Bank Corporation’s independent registered public accounting firm, the results of the annual audit and the limited reviews of quarterly financial information, the recommendations of the independent registered public accounting firm with respect to internal controls and accounting procedures, major policies with respect to risk assessment and risk management, and any other matters it deems appropriate. Ms. Bontempo (Chair) and Messrs. Hodgson, King, Newman and Washington served as embers of the Audit and Risk Committee throughout 2007, and all of them are currently serving as such. From time to time, Audit and Risk Committee meetings may be attended by other members of the Board of Directors, employees of M&T Bank Corporation, representatives of the independent registered public accounting firm or other outside advisors as the Audit and Risk Committee requests or deems necessary, useful or appropriate in its sole discretion.
The Board of Directors has determined that the members of the Audit and Risk Committee have no financial or personal ties to M&T Bank Corporation (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking and other operating subsidiaries as described in this Proxy Statement) and meet both the New York Stock Exchange and Exchange Act standards for independence. In addition, the Board of Directors has determined that each member of the Audit and Risk Committee is “financially literate,” and that at least one member of the Audit and Risk Committee meets the New York Stock Exchange standard of having “accounting or related financial management expertise.” In addition, the Board of Directors has determined that Ms. Bontempo and Mr. Hodgson are each an “audit committee financial expert.”
The Audit and Risk Committee operates pursuant to a written charter that was last amended by the Board of Directors on November 20, 2007. A copy of the Audit and Risk Committee Charter can be accessed on M&T Bank Corporation’s website at ir.mandtbank.com/ corpgov.cfm. The Audit and Risk Committee Charter gives the Audit and Risk Committee the authority and responsibility for the appointment, retention, compensation and oversight of the independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by the independent registered public accounting firm. The Audit and Risk Committee Charter also gives the committee authority to fulfill its obligations under SEC and New York Stock Exchange requirements.
Report of the Audit and Risk Committee. The members of the Audit and Risk Committee are independent as that term is defined in the listing standards of the New York Stock Exchange. The Audit and Risk Committee operates under a written charter adopted by the Board of Directors. During 2007, the Audit and Risk Committee met six times, and held discussions with M&T Bank Corporation’s management and representatives of its independent registered public accounting firm consistent with its responsibilities under its charter.
Management is responsible for the preparation of M&T Bank Corporation’s consolidated financial statements and their assessment of the design and effectiveness of M&T Bank Corporation’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of M&T Bank Corporation’s consolidated financial statements and opining on management’s internal control assessment and the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon. As provided in its charter, the Audit and Risk Committee’s responsibilities include monitoring and overseeing these processes.
In discharging its oversight responsibilities, the Audit and Risk Committee has reviewed and discussed M&T Bank Corporation’s 2007 audited consolidated financial statements with M&T Bank Corporation’s management and its independent registered public accounting firm and has reviewed and discussed with the independent registered public accounting firm all communications required by standards of the PCAOB, including the matters described in Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), which include, among other items, matters related to the conduct of the audit of M&T Bank Corporation’s financial statements.
The Audit and Risk Committee has also received the written disclosures and the letter from M&T Bank Corporation’s independent registered public accounting firm as required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm its independence.
Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit and Risk Committee has recommended to the Board of Directors that the audited consolidated financial statements and report on management’s assessment of the design and effectiveness of internal control over financial reporting be included in M&T Bank Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 to be filed with the SEC. The Audit and Risk Committee also appointed the independent registered public accounting firm.
This report was adopted on February 19, 2008 by the Audit and Risk Committee of the Board of Directors:
C. Angela Bontempo, Chair
Patrick W.E. Hodgson
Richard G. King
Reginald B. Newman, II
Herbert L. Washington
In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit and Risk Committee of M&T Bank Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.
Nomination, Compensation and Governance Committee. The Nomination, Compensation and Governance Committee is responsible for, among other things, evaluating the efforts of M&T Bank Corporation and of the Board of Directors to maintain effective corporate governance practices and identifying candidates for election to the Board of Directors. The

Nomination, Compensation and Governance Committee will consider candidates suggested by stockholders. Nominations from stockholders, properly submitted in writing to M&T Bank Corporation’s Corporate Secretary at One M&T Plaza, Buffalo, New York 14203, and received no later than 120 days prior to the anniversary of the date on which M&T Bank Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders, will be referred to the Nomination, Compensation and Governance Committee for consideration. For next year’s annual meeting of stockholders, M&T Bank Corporation must receive this notice on or before November 6, 2008.
In considering nominees for director, including those recommended by stockholders, the Nomination, Compensation and Governance Committee reviews the qualifications and independence of the potential nominee in light of the current members of the Board of Directors and its various committees as well as the composition of the Board of Directors as a whole. This assessment includes the potential nominee’s qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board of Directors.
The current Board of Directors of M&T Bank Corporation is comprised of persons who were identified as being qualified director candidates by management and the Board of Directors. The Nomination, Compensation and Governance Committee considers nominees for director that are recommended by various persons or entities, including, but not limited to, non-management directors, the chief executive officer and other executive officers of M&T Bank Corporation, and stockholders. In addition, the Nomination, Compensation and Governance Committee must take into account any contractual rights that persons or entities have with respect to nominees for director. In evaluating all nominees for director, including those recommended by stockholders, the Nomination, Compensation and Governance Committee considers whether each nominee has all the requisite experience, attributes and qualifications for board membership and not just certain specific qualities or skills.
The Nomination, Compensation and Governance Committee also is responsible for administering M&T Bank Corporation’s equity plans, and awarding new grants thereunder, for administering the Annual Executive Incentive Plan, the Directors’ Stock Plan, the Employee Stock Purchase Plan, for making such determinations and recommendations as the Nomination, Compensation and Governance Committee deems necessary or appropriate regarding the remuneration and benefits of employees of M&T Bank Corporation and its subsidiaries and, in addition, for reviewing with management the Compensation Discussion and Analysis and providing a report recommending to the Board of Directors whether the Compensation Discussion and Analysis should be included in the Proxy Statement. The Nomination, Compensation and Governance Committee met six times during 2007.
The Nomination, Compensation and Governance Committee operates pursuant to a written charter setting out the functions and responsibilities of this committee that was last amended by the Board of Directors on November 20, 2007. A copy of the Nomination, Compensation and Governance Committee Charter can be accessed on the Investor Relations section of M&T Bank Corporation’s website at ir.mandtbank.com /corpgov.cfm.
Nomination, Compensation and Governance Committee Interlocks and Insider Participation. Messrs. Pereira (Chairman), Baird, Brady and Buckley served as members of the Nomination, Compensation and Governance Committee throughout 2007, and all of them are currently serving as such. Mr. Pereira is a vice chairman of M&T Bank Corporation and M&T Bank, titular posts without day-to-day managerial responsibilities which he has held since April 18, 1984, and Mr. Pereira has not received additional compensation for serving in such capacities.
The Board of Directors has determined that the members of the Nomination, Compensation and Governance Committee have no financial or personal ties to M&T Bank Corporation (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking and other operating subsidiaries as described in this Proxy Statement) and meet the New York Stock Exchange standard for independence.
Executive Committee. The Board of Directors has empowered its Executive Committee to act in the board’s place when the Board of Directors is not in session, during which time the Executive Committee possesses all of the board’s powers in the management of the business and affairs of M&T Bank Corporation except as otherwise limited by law. The Executive Committee met four times during 2007. Messrs. Wilmers (Chairman), Baird, Bennett, Buckley and Garman served as members of the Executive Committee throughout 2007, and all of them are currently serving as such.
The Executive Committee operates under a written charter setting out the functions and responsibilities of this committee, a copy of which is available on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm.
CODES OF BUSINESS CONDUCT AND ETHICS
M&T Bank Corporation has historically provided all of its new employees with a copy of an employee handbook that has included a code of business ethics. In addition, M&T Bank Corporation has required new employees to certify that they are responsible for reading and familiarizing themselves with the employee handbook and its contents, including the code of business ethics, and adhering to such policies and procedures.
M&T Bank Corporation has a Code of Business Conduct and Ethics for its directors, officers, employees, as well as its agents and representatives, including consultants. The Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of M&T Bank Corporation. In addition, the Code of Business Conduct and Ethics encourages individuals to report any illegal or unethical behavior that they observe. The Code of Business Conduct and Ethics is a guide to help ensure that all employees live up to the highest ethical standards.
M&T Bank Corporation also has a Code of Ethics for CEO and Senior Financial Officers that applies to the chief executive officer, the chief financial officer, the controller and all other senior financial officers designated by the chief financial officer from time to time. This code of ethics supplements the Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters.
Copies of the Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available on M&T Bank Corporation’s website at ir.mandtbank.com/ corpgov.cfm.
As is permitted by SEC rules, M&T Bank Corporation intends to post on its website any amendment to or waiver from any provision in the Code of Ethics for CEO and Senior Financial Officers that applies to the chief executive officer, the chief financial officer, the controller, or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.

AVAILABILITY OF CORPORATE GOVERNANCE GUIDELINES
In addition to being available on M&T Bank Corporation’s website at ir.mandtbank.com/ corpgov.cfm, copies of M&T Bank Corporation’s Corporate Governance Guidelines, including the charters for the Audit and Risk Committee, the Nomination, Compensation and Governance Committee and the Executive Committee, and the Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available in print to any stockholder who requests such information. To make a request, stockholders may either mail their request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send such request to Shareholder Relations via electronic mail at ir@mtb.com.
SOLICITATION COSTS
The cost of soliciting proxies in the accompanying form will be borne by M&T Bank Corporation. The solicitation is being made by mail, and may also be made by telephone or in person using the services of a number of regular employees of M&T Bank Corporation and its subsidiary banks at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by M&T Bank Corporation for expenses incurred in sending proxy material to beneficial owners of the Common Stock.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders may communicate with the Board of Directors or individual directors by submitting their written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate such direct communications with the Board of Directors or individual directors by reviewing, sorting and summarizing such communications. All such communications will be referred to the Board of Directors or individual directors for consideration unless otherwise instructed by the Board of Directors.
STOCKHOLDER PROPOSALS
Under M&T Bank Corporation’s Bylaws, no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a stockholder entitled to vote who has delivered notice to M&T Bank Corporation (containing information specified in the Bylaws) not less than 120 days prior to the anniversary of the date on which M&T Bank Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in M&T Bank Corporation’s Proxy Statement. A stockholder wishing to submit a proposal for consideration at the 2009 Annual Meeting of Stockholders, either under SEC Rule 14a-8 or otherwise, should do so no later than November 6, 2008.
NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW
On November 15, 2007, M&T Bank Corporation renewed its policy of directors’ and officers’ liability insurance for a one-year term at a cost of $650,925 in premiums. The policy is carried with Lloyds of London and covers all directors and officers of M&T Bank Corporation and its subsidiaries.
OTHER MATTERS
The Board of Directors of M&T Bank Corporation is not aware of any matters not referred to in the enclosed proxy that will be presented for action at the 2008 Annual Meeting of Stockholders. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.
March 6, 2008

PROXY
M&T BANK CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
April 15, 2008
11:00 a.m. (EDT)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Albert H. Barclay, Jr., Robert A. Kinsley and Fred F. Mirmiran as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 15, 2008 and any adjournments thereof (i) as designated on the items set forth on the reverse side and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the reverse side)
ê                    FOLD AND DETACH HERE                    ê
M&T BANK CORPORATION — ANNUAL MEETING, APRIL 15, 2008
YOUR VOTE IS IMPORTANT!
Proxy materials are available online at:
https://www.proxyvotenow.com/mtb
or http://ir.mandtbank.com/proxy.cfm
You can vote in one of three ways:
1.	Call toll free 1-888-216-1320 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2.	Via the Internet at https://www.proxyvotenow.com/mtb or http://ir.mandtbank.com/proxy.cfm and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

The Board of Directors of M&T Bank Corporation recommends a vote “FOR” the following proposals.

Please mark as indicated in this example	☒

1.	ELECTION OF DIRECTORS.	For	Withhold All	For All Except
	Nominees: (1) Brent D. Baird, (2) Robert J. Bennett, (3) C. Angela Bontempo, (4) Robert T. Brady,	☐	☐	☐
(5) Michael D. Buckley, (6) T. Jefferson Cunningham III, (7) Mark J. Czarnecki,
(8) Colm E. Doherty, (9) Richard E. Garman, (10) Daniel R. Hawbaker,
(11) Patrick W.E. Hodgson, (12) Richard G. King, (13) Reginald B. Newman, II,
(14) Jorge G. Pereira, (15) Michael P. Pinto, (16) Robert E. Sadler, Jr.,
(17) Eugene J. Sheehy, (18) Stephen G. Sheetz, (19) Herbert L. Washington,
(20) Robert G. Wilmers

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee’s(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign	Date:
this proxy card in the box below.

Sign in box above.

		For	Against	Abstain
2.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2008.	☐	☐	☐

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR BOTH PROPOSALS.
Mark here if you plan to attend the meeting.				☐
Mark here to sign up for future electronic delivery of Annual Reports and Proxy Statements.				☐
Mark here for address change and note change below.				☐

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD.
When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

+

* * * IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *
+

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
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PROXY VOTING INSTRUCTIONS
Stockholders of record have three ways to vote:
1.   By Mail (received no later than April 14, 2008); or
2.   By Telephone (using a Touch-Tone Phone); or
3.   By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m. EDT, April 15, 2008. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone
anytime prior to
3:00 a.m.(EDT), April 15, 2008
Call Toll Free on a Touch-Tone Phone.
1-888-216-1320

Vote by Internet
anytime prior to
3:00 a.m. (EDT), April 15, 2008, go to
https://www.proxyvotenow.com/mtb
or
http://ir.mandtbank.com/proxy.cfm

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ONLINE PROXY MATERIALS:	Access at	https://www.proxyvotenow.com/mtb
or http://ir.mandtbank.com/proxy.cfm

                      Your vote is important!